                                                                    EXHIBIT 10.1

                               PURCHASE AGREEMENT

                                     among:

                            THE UNIMARK GROUP, INC.,
                              a Texas corporation;

                              UNIMARK FOODS, INC.,
                              a Texas corporation;

              INDUSTRIAS CITRICOLAS DE MONTEMORELOS, S.A. DE C.V., a corporation organized under the laws of the United Mexican States;

  RAFAEL VAQUERO; EDUARDO VAQUERO; RUBEN CONCHAS; DAVID ZIEGLER; JAKES JORDAAN;

                                       and

                             DEL MONTE CORPORATION,
                             a Delaware corporation.

                                -----------------

                           Dated as of August 30, 2004

                                -----------------

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                               TABLE OF CONTENTS

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1.       SALE AND PURCHASE OF ICMOSA SHARES AND SPECIFIED ASSETS............................................     2

         1.1      Sale of ICMOSA Shares.....................................................................     2

         1.2      Sale of Specified Assets..................................................................     2

         1.3      Transfer Taxes; No Assumption of Liabilities..............................................     3

         1.4      Closing...................................................................................     3

2.       REPRESENTATIONS AND WARRANTIES OF UNIMARK, ICMOSA AND FOODSSUB.....................................     6

         2.1      Due Organization; No Subsidiaries; Etc....................................................     6

         2.2      Charter of Incorporation, Deed of Incorporation and By-laws; Records......................     6

         2.3      Capitalization............................................................................     7

         2.4      Financial Statements......................................................................     8

         2.5      SEC Filings; Disclosure Controls and Procedures; Internal Accounting Controls.............     9

         2.6      Absence of Changes........................................................................    10

         2.7      Title to Assets...........................................................................    11

         2.8      Bank Accounts.............................................................................    12

         2.9      Receivables...............................................................................    12

         2.10     Customers; Distributors...................................................................    12

         2.11     Inventory.................................................................................    12

         2.12     Real Property; IHMSA Facility; Equipment..................................................    13

         2.13     Intellectual Property.....................................................................    14

         2.14     Contracts.................................................................................    14

         2.15     Liabilities; Major Suppliers..............................................................    17

         2.16     Compliance with Legal Requirements........................................................    18

         2.17     Governmental Authorizations...............................................................    18

         2.18     Tax Matters...............................................................................    19

         2.19     Employee and Labor Matters................................................................    20

         2.20     Environmental Matters.....................................................................    24

         2.21     Sale of Products..........................................................................    25

         2.22     Insurance.................................................................................    26

         2.23     Related Party Transactions................................................................    27
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         2.24     Certain Payments, Etc.....................................................................    27

         2.25     Legal Proceedings; Orders.................................................................    27

         2.27     Authority; Binding Nature of Agreements...................................................    29

         2.28     Non-Contravention; Consents...............................................................    30

         2.29     Fairness Opinion..........................................................................    31

         2.30     Financial Advisor.........................................................................    31

         2.31     No Discussions............................................................................    31

         2.32     Full Disclosure...........................................................................    31

3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER........................................................    32

         3.1      Due Incorporation.........................................................................    32

         3.2      Acquisition of ICMOSA Shares..............................................................    32

         3.3      Authority; Binding Nature of Agreement....................................................    32

         3.4      Non-Contravention.........................................................................    32

4.       PRE-CLOSING COVENANTS OF THE PARTIES...............................................................    32

         4.1      Access and Investigation..................................................................    32

         4.2      Operation of ICMOSA and FoodsSub Businesses...............................................    33

         4.3      Reimbursement or Payment by Purchaser of Certain Transaction-Related Expenses.............    36

         4.4      No Solicitation...........................................................................    36

         4.5      Filings and Consents......................................................................    37

         4.6      Notification; Updates to Disclosure Schedule..............................................    38

         4.7      No Transfer of ICMOSA Shares..............................................................    39

         4.8      Commercially Reasonable Efforts...........................................................    39

5.       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE............................................    39

         5.1      Accuracy of Representations...............................................................    39

         5.2      Performance of Obligations................................................................    39

         5.3      Consents..................................................................................    39

         5.4      No Material Adverse Effect................................................................    39

         5.5      No Material Adverse Market, Financial or Other Developments...............................    40

         5.6      Noncompetition Agreements.................................................................    40
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         5.7      No Restraints.............................................................................    40

         5.8      No Litigation.............................................................................    40

         5.9      Solvency Assurances.......................................................................    40

         5.10     Bank Assurances...........................................................................    40

         5.11     IHMSA Assurances..........................................................................    41

         5.12     Continued Employment......................................................................    41

         5.13     Supply Agreement..........................................................................    41

         5.14     Additional Documents......................................................................    41

6.       CONDITIONS PRECEDENT TO UNIMARK'S AND FOODSSUB'S OBLIGATIONS TO CLOSE..............................    41

         6.1      Accuracy of Representations...............................................................    41

         6.2      Performance of Obligations................................................................    42

         6.3      No Restraints.............................................................................    42

7.       TERMINATION........................................................................................    42

         7.1      Right to Terminate........................................................................    42

         7.2      Effect of Termination.....................................................................    43

         7.3      Payments to Purchaser.....................................................................    43

         7.4      Nonexclusivity of Termination Rights......................................................    44

8.       INDEMNIFICATION, ETC...............................................................................    44

         8.1      Survival of Representations and Covenants.................................................    44

         8.2      Indemnification by UniMark and FoodsSub...................................................    45

         8.3      Setoff....................................................................................    47

         8.4      Nonexclusivity of Indemnification Remedies................................................    47

         8.5      Defense of Third Party Claims.............................................................    47

         8.6      Exercise of Remedies by Indemnitees Other Than Purchaser..................................    47

9.       CERTAIN POST-CLOSING COVENANTS.....................................................................    48

         9.1      No Dissolution by UniMark.................................................................    48

         9.2      Transition Services.......................................................................    48

         9.3      Preparation of Closing Balance Sheet; Payments by UniMark.................................    48

         9.4      Confidentiality...........................................................................    49
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         9.5      Further Actions...........................................................................    49

         9.6      Access....................................................................................    50

10.      MISCELLANEOUS PROVISIONS...........................................................................    50

         10.1     Limitation on Liability...................................................................    50

         10.2     Inapplicability of Sections 8.2(b) and 10.1...............................................    50

         10.3     Joint and Several Liability of UniMark, ICMOSA and FoodsSub...............................    51

         10.4     Setoff....................................................................................    51

         10.5     Further Assurances........................................................................    51

         10.6     Fees and Expenses.........................................................................    51

         10.7     Attorneys' Fees...........................................................................    52

         10.8     Notices...................................................................................    52

         10.9     Time of the Essence.......................................................................    54

         10.10    Headings..................................................................................    54

         10.11    Counterparts; Exchanges by Facsimile......................................................    54

         10.12    Governing Law; Venue......................................................................    54

         10.13    Successors and Assigns....................................................................    55

         10.14    Remedies Cumulative; Specific Performance.................................................    55

         10.15    Waiver....................................................................................    55

         10.16    Amendments................................................................................    56

         10.17    Severability..............................................................................    56

         10.18    Parties in Interest.......................................................................    56

         10.19    Entire Agreement..........................................................................    56

         10.20    Construction..............................................................................    56
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

                               PURCHASE AGREEMENT

      THIS PURCHASE AGREEMENT ("AGREEMENT") is made and entered into as of August 30, 2004, by and among: THE UNIMARK GROUP, INC., a Texas corporation ("UNIMARK"); UNIMARK FOODS, INC., a Texas corporation ("FOODSSUB"); INDUSTRIAS CITRICOLAS DE MONTEMORELOS, S.A. DE C.V., a corporation organized under the laws of the United Mexican States ("ICMOSA"); RAFAEL VAQUERO; EDUARDO VAQUERO; RUBEN CONCHAS; DAVID ZIEGLER; JAKES JORDAAN; and DEL MONTE CORPORATION, a Delaware corporation ("PURCHASER"). Certain other capitalized terms used in this Agreement are defined in EXHIBIT A.

                                    RECITALS

      A. UniMark owns all of the outstanding capital stock of FoodsSub. UniMark also owns all of the outstanding capital stock of ICMOSA, except for certain Series "B" shares (representing less than 0.001% of ICMOSA's outstanding capital stock) that are owned by Rafael Vaquero. (The outstanding shares of the capital stock of ICMOSA are referred to in this Agreement as the "ICMOSA SHARES.") Rafael Vaquero, Eduardo Vaquero and Ruben Conchas are officers of ICMOSA, and David Ziegler and Jakes Jordaan are officers of UniMark.

      B. Purchaser, ICMOSA and FoodsSub are parties to a Supply Agreement dated as of September 1, 2000 (the "SUPPLY AGREEMENT"), pursuant to which ICMOSA and FoodsSub are required to supply certain processed food products to Purchaser.

      C. UniMark wishes to sell the ICMOSA Shares owned by UniMark to Purchaser, Rafael Vaquero wishes to sell the ICMOSA Shares owned by him to an affiliate of Purchaser and UniMark and FoodsSub wish to sell certain assets relating to the business of FoodsSub to Purchaser, all on the terms and subject to the conditions set forth in this Agreement.

      D. Contemporaneously with the execution and delivery of this Agreement, Rafael Vaquero and Eduardo Vaquero are entering into noncompetition agreements in favor of Purchaser and ICMOSA (the "NONCOMPETITION AGREEMENTS"), which will go into effect upon the sale of the ICMOSA Shares to Purchaser and its affiliate.

                                    AGREEMENT

      The parties to this Agreement, intending to be legally bound, agree as follows:

1. SALE AND PURCHASE OF ICMOSA SHARES AND SPECIFIED ASSETS.

      1.1   SALE OF ICMOSA SHARES.

            (a) At the Closing (as defined in Section 1.4): (i) UniMark shall sell, assign, transfer, convey and deliver to Purchaser good and valid title to the ICMOSA Shares owned by UniMark, free of any Encumbrances, and Purchaser shall purchase such ICMOSA Shares from UniMark, on the terms and subject to the conditions set forth in this Agreement; and (ii) Rafael Vaquero shall sell, assign, transfer, convey and deliver to an affiliate of Purchaser to be designated by Purchaser at or prior to the Closing (the "DESIGNATED AFFILIATE") good and valid title to the ICMOSA Shares owned by Rafael Vaquero, free of any Encumbrances, and the Designated Affiliate shall purchase such ICMOSA Shares from Rafael Vaquero, on the terms and subject to the conditions set forth in this Agreement.

            (b) Subject to Sections 4.3, 8.3, 9.3 and 10.4: (i) the aggregate purchase price payable by Purchaser for the ICMOSA Shares owned by UniMark shall be U.S.$350,000 (subject to reduction to reflect all applicable credits, deductions and setoffs), and shall be paid by Purchaser to UniMark 65 days after the Closing Date (as defined in Section 1.4); and (ii) the aggregate purchase price payable by the Designated Affiliate for the ICMOSA Shares owned by Rafael Vaquero shall be U.S.$0.53 (subject to reduction to reflect all applicable credits, deductions and setoffs), and shall be paid by the Designated Affiliate to Rafael Vaquero 65 days after the Closing Date.

            (c) Each of UniMark and Rafael Vaquero waives any right of first refusal or similar right it or he may have (under any applicable Legal Requirements, under ICMOSA's by-laws or otherwise) with respect to the sale of ICMOSA Shares to Purchaser and the Designated Affiliate or with respect to any of the other Contemplated Transactions.

      1.2   SALE OF SPECIFIED ASSETS.

            (a) At the Closing, UniMark and FoodsSub shall cause to be sold, assigned, transferred, conveyed and delivered to Purchaser good and valid title to all assets referred to on Schedule 1.2A (the "SPECIFIED ASSETS"), free of any Liens, and Purchaser shall purchase the Specified Assets, on the terms and subject to the conditions set forth in this Agreement; provided, however, that the "Specified Assets" shall not include any of the assets referred to on
Schedule 1.2B.

            (b) Subject to Sections 8.3, 9.3 and 10.4, the aggregate purchase price payable by Purchaser for the Specified Assets shall be U.S.$600,000 (subject to reduction to reflect all applicable credits, deductions and setoffs) and shall be paid by Purchaser (together with any interest thereon as contemplated by the final sentence of Section 1.2(c)) to FoodsSub 65 days after the Closing Date. Said purchase price shall be allocated among the Specified Assets in such manner as may be determined by Purchaser in good faith prior to the Closing. Purchaser's determination of the allocation of said purchase price among the Specified Assets shall be conclusive and binding upon all parties to this Agreement, and neither UniMark nor FoodsSub shall cause or permit to be filed any Tax Return or other document, or shall provide any Governmental Body with any statement or declaration, that is inconsistent with such allocation.

            (c) In recognition of Purchaser's obligation to pay the purchase price referred to in Section 1.2(b), Purchaser shall, on the Closing Date, (i) establish a separate account (in Purchaser's name) at a reputable financial institution (the "SEGREGATED ACCOUNT"), (ii) deposit the sum of U.S.$600,000 in the Segregated Account and (iii) deliver to FoodsSub written evidence of the establishment of the Segregated Account and the deposit of U.S.$600,000 in the Segregated Account. Subject to Section 8.3(b), Purchaser shall cause the funds so deposited in the Segregated Account to be held in the Segregated Account until the date that is 65 days after the Closing Date. Upon the payment to FoodsSub of the purchase price referred to in Section 1.2(b), Purchaser shall also pay to FoodsSub the amount of any interest actually earned on such purchase price in the Segregated Account.

      1.3   TRANSFER TAXES; NO ASSUMPTION OF LIABILITIES.

            (a) UniMark and FoodsSub shall bear and pay, and shall reimburse Purchaser and Purchaser's affiliates for, any sales taxes, use taxes, asset taxes, transfer taxes, documentary charges, recording fees or similar Taxes, charges, fees or expenses that may become payable in connection with the sale of the Specified Assets to Purchaser or in connection with any of the other Contemplated Transactions.

            (b) Under no circumstances shall Purchaser be required to assume any liability or obligation of UniMark or FoodsSub in connection with any of the Contemplated Transactions.

      1.4   CLOSING.

            (a) The closing of the sale of the ICMOSA Shares to Purchaser and the Designated Affiliate and the sale of the Specified Assets to Purchaser (the "CLOSING") shall take place on a date to be designated by Purchaser, which shall be no later than 15 days after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 5 (other than the condition set forth in Section 5.2(a), which by its nature is not to be satisfied until the Closing) and Sections 6.1 and 6.3 (it being understood, however, that Purchaser shall not be required to proceed with the Closing unless each condition set forth in Section 5 shall be satisfied or shall have been validly waived by Purchaser). For purposes of this Agreement, "SCHEDULED CLOSING TIME" shall mean the time and date as of which the Closing is required to take place pursuant to this Section 1.4(a); and "CLOSING DATE" shall mean the time and date as of which the Closing actually takes place. If, at the Scheduled Closing Time, any condition set forth in Section 5 or 6 has not been satisfied or waived, Purchaser shall have the right, in its sole discretion, to extend and delay the Scheduled Closing Time by up to 15 days.

            (b)   At the Closing:

                  (i) each of UniMark and Rafael Vaquero shall execute and deliver to ICMOSA and Purchaser a writing evidencing the waiver of any right of first refusal or similar right either of them may have with respect to the sale of ICMOSA Shares to Purchaser and the Designated Affiliate;

                  (ii) UniMark shall cause to be delivered to Purchaser the stock certificates representing the ICMOSA Shares owned by UniMark, duly endorsed in property on behalf of UniMark;

                  (iii) Rafael Vaquero shall cause to be delivered to the Designated Affiliate the stock certificate representing the ICMOSA Shares owned by him, duly endorsed in property by him;

                  (iv) UniMark shall cause the Secretary of ICMOSA to deliver to a Representative of ICMOSA designated by Purchaser: (A) the minute book of meetings of ICMOSA's shareholders; (B) the ICMOSA shareholders' register book; (C) the ICMOSA capital variations book; and (D) a list of all corporate records, minutes and deeds of ICMOSA that are in the possession of ICMOSA or any Representative of ICMOSA as of the Closing;

                  (v) UniMark and FoodsSub shall execute and deliver to Purchaser such bills of sale, endorsements, assignments and other documents as may (in the reasonable judgment of Purchaser or its counsel) be necessary or appropriate to assign, convey, transfer and deliver to Purchaser good and valid title to all of the Specified Assets free of any Liens;

                  (vi) Purchaser shall cause to be delivered to FoodsSub written evidence of the establishment of the Segregated Account and the deposit of U.S.$600,000 therein;

                  (vii) UniMark and FoodsSub shall execute and deliver to Purchaser a certificate (the "CLOSING CERTIFICATE") setting forth the joint and several representations and warranties of UniMark and FoodsSub that (A) each of the representations and warranties made by UniMark, ICMOSA and FoodsSub in this Agreement was accurate and complete in all material respects as of the date of this Agreement (provided, however, that, for purposes of determining the accuracy of such representations and warranties all materiality qualifications contained in such representations and warranties shall be disregarded), (B) each of the representations and warranties made by UniMark, ICMOSA and FoodsSub in this Agreement is accurate and complete in all material respects as of the Closing Date as if made on the Closing Date (provided, however, that, for purposes of determining the accuracy of such representations and warranties all materiality qualifications contained in such representations and warranties shall be disregarded), (C) each of the covenants and obligations that UniMark, FoodsSub, ICMOSA, Rafael Vaquero, Eduardo Vaquero, Ruben Conchas, David Ziegler and Jakes Jordaan are required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all material respects and (D) each of the conditions set forth in Sections 5.1, 5.2, 5.3, 5.4, 5.7, 5.8 and 5.13 has been satisfied in all respects;

                  (viii) UniMark shall execute and deliver to Purchaser and ICMOSA a Release Agreement in the form of EXHIBIT B-1 and FoodsSub shall execute and deliver to Purchaser and ICMOSA a Release Agreement in the form of EXHIBIT B-2;

                  (ix) each of Rafael Vaquero, Eduardo Vaquero and Ruben Conchas shall execute and deliver to Purchaser and ICMOSA (A) a Release Agreement in the form of EXHIBIT B-3 and (B) a certificate confirming that
      (1) he has conducted a prudent investigation with respect to the accuracy and completeness of the representations and warranties set forth in
      Section 2, (2) he has read this Agreement (including the representations and warranties set forth in Section 2) and the Disclosure Schedule and (3) to the best of his knowledge, (I) each of the representations and warranties set forth in Section 2 was accurate and complete in all respects as of the date of this Agreement and is accurate and complete in all respects as of the Closing Date as if made on the Closing Date and
      (II) each of the conditions set forth in Sections 5.3, 5.4, 5.7, 5.8 and
      5.13 has been satisfied in all respects;

                  (x) each of David Ziegler and Jakes Jordaan shall execute and deliver to Purchaser and ICMOSA a certificate confirming that (A) he has read the Agreement and the Disclosure Schedule, (B) he has engaged in discussions with each of Rafael Vaquero, Eduardo Vaquero and Ruben Conchas relating to the accuracy and completeness of the representations and warranties set forth in Section 2 and (C) to the best of his actual knowledge, (1) each of the representations and warranties set forth in
      Section 2 was accurate and complete in all respects as of the date of this Agreement and is accurate and complete in all respects as of the Closing Date as if made on the Closing Date and (2) each of the conditions set forth in Sections 5.3, 5.4, 5.7, 5.8 and 5.13 has been satisfied in all respects;

                  (xi) Rafael Vaquero and Eduardo Vaquero shall cause IHMSA to execute and deliver to Purchaser and ICMOSA a Release Agreement in the form of EXHIBIT B-4;

                  (xii) Rafael Vaquero shall execute and deliver to ICMOSA a document evidencing his resignation from the position of Sole Administrator of ICMOSA as of the Closing;

                  (xiii) UniMark, ICMOSA and FoodsSub shall cause to be delivered to Purchaser (A) an unqualified opinion of Jordaan & Riley PLLC in the form of EXHIBIT C, dated as of the Closing Date and (B) an unqualified opinion of Galicia y Robles, S.C. in the form of EXHIBIT D, dated as of the Closing Date;

                  (xiv) Purchaser, ICMOSA and FoodsSub shall enter into an amendment of the Supply Agreement, satisfactory in form and substance to Purchaser, that has the effect of eliminating FoodsSub as a continuing party to the Supply Agreement, terminating and extinguishing all of FoodsSub's rights under the Supply Agreement and releasing FoodsSub from all future obligations under the Supply Agreement;

                  (xv) FoodsSub and Purchaser shall cause the Trademark License Agreement dated as of September 1, 2000, between FoodsSub and Purchaser to be terminated in its entirety;

                  (xvi) all accounts receivable of ICMOSA representing amounts owed by UniMark or FoodsSub to ICMOSA that have arisen in the Ordinary Course of Business under the Supply Agreement shall be canceled without consideration; and

                  (xvii) all accounts receivable of FoodsSub representing amounts owed by ICMOSA to FoodsSub and all accounts receivable of UniMark representing amounts owed by ICMOSA to UniMark, including amounts representing overhead and insurance charges, shall be canceled without consideration.

2. REPRESENTATIONS AND WARRANTIES OF UNIMARK, ICMOSA AND FOODSSUB. UniMark, ICMOSA and FoodsSub jointly and severally represent and warrant, to and for the benefit of the Indemnitees, as follows:

      2.1   DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

            (a) UniMark and FoodsSub are corporations duly incorporated, validly existing and in good standing under the laws of the State of Texas. ICMOSA is a corporation duly organized, validly existing and in good standing under the laws of the United Mexican States.

            (b) ICMOSA is in good standing as a foreign corporation in each of the jurisdictions listed in Part 2.1(b) of the Disclosure Schedule. ICMOSA is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions listed in Part 2.1(b) of the Disclosure Schedule. FoodsSub is not qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction.

            (c) Except as set forth in Part 2.1(c) of the Disclosure Schedule, ICMOSA has no Subsidiaries, and does not own, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity. FoodsSub has no Subsidiaries, and does not own, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity.

            (d) ICMOSA has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name.

      2.2 CHARTER OF INCORPORATION, DEED OF INCORPORATION AND BY-LAWS; RECORDS. UniMark and ICMOSA have caused to be delivered to Purchaser accurate and complete copies of: (i) the charter of incorporation, deed of incorporation and by-laws (estatutos) of ICMOSA, including all amendments thereto; (ii) the corporate records of ICMOSA (including the minute book of shareholder meetings, the minute book of board of directors meetings, the shareholders' register book and the capital variations book); and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of ICMOSA and the board of directors of ICMOSA, and all notary public deeds, proxies, exhibits and other documentation relating to such records. There have been no meetings or other proceedings of the shareholders of ICMOSA or the board of directors of ICMOSA that are not fully reflected in such minutes or other records. Except as set forth in the minutes of meetings of ICMOSA's board of directors that have been provided to Purchaser, ICMOSA's board of directors has never (1) delegated any authority to any Person outside the Ordinary Course of Business or (2) formed any committee. The books of account, stock records, minute books and other records of ICMOSA and FoodsSub are accurate, up-to-date and complete, and have been maintained in accordance with all material Legal Requirements. All of the records of ICMOSA are in the actual possession and direct control of ICMOSA's Secretary.

      2.3   CAPITALIZATION.

            (a)   The authorized capital stock of ICMOSA consists of:

                  (i) 9,120,000 shares of Series A (fixed capital) common stock, having a par value of MX$0.05 per share, all of which are issued and outstanding and are owned by UniMark, free of any Encumbrances; and

                  (ii) 2,668,325,940 shares of Series B (variable capital) common stock, having a par value of MX$0.05 per share, all of which are issued and outstanding and of which (A) 2,668,321,905 shares are owned by UniMark free of any Encumbrances and (B) 4,035 shares are owned by Rafael Vaquero free of any Encumbrances.

            (b) All of the outstanding shares of capital stock of ICMOSA (i) have been duly authorized and validly issued, (ii) are fully paid and (iii) have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements.

            (c) UniMark has, and will transfer to Purchaser at the Closing, good and valid title to the ICMOSA Shares owned by UniMark, free of any Encumbrances. Rafael Vaquero has, and will transfer to the Designated Affiliate at the Closing, good and valid title to the ICMOSA Shares owned by him, free of any Encumbrances.

            (d) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of ICMOSA (other than rights of first refusal of UniMark and Rafael Vaquero, which will be waived by UniMark and Rafael Vaquero prior to the Closing); (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of ICMOSA; (iii) Contract under which ICMOSA is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; (iv) Contract under which UniMark or Rafael Vaquero is or may become obligated to sell, pledge or otherwise dispose of any of the ICMOSA Shares or any interest in any of the ICMOSA Shares; or (v) condition or circumstance that may directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of ICMOSA.

            (e) ICMOSA has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities. All securities so reacquired by ICMOSA were reacquired in full compliance with all applicable Legal Requirements and the requirements of all applicable Contracts.

      2.4   FINANCIAL STATEMENTS.

            (a) ICMOSA has delivered to Purchaser the following financial statements (collectively, the "ICMOSA FINANCIAL STATEMENTS"): (i) the audited Mexican peso-denominated balance sheets of ICMOSA as of December 31, 2003, December 31, 2002 and December 31, 2001, and the related statements of income and retained earnings and cash flows for the years ended December 31, 2003, December 31, 2002 and December 31, 2001, together with the notes thereto and the reports of Mancera Ernst & Young with respect thereto; (ii) the audited U.S. dollar-denominated balance sheet of ICMOSA as of December 31, 2003 and the related statements of income and retained earnings and cash flows for the year ended December 31, 2003, together with the notes thereto and the report of Mancera Ernst & Young with respect thereto; (iii) the audited Mexican peso-denominated balance sheet of ICMOSA as of May 29, 2004; (iv) the unaudited Mexican peso-denominated statements of income and retained earnings and cash flows of ICMOSA for the period commencing on January 1, 2004 and ending on May 29, 2004; (v) the unaudited Mexican peso-dominated balance sheet of ICMOSA as of June 30, 2004 and the related statements of income and retained earnings and cash flows for the six months ended June 30, 2004; and (vi) the unaudited U.S. dollar-denominated balance sheet of ICMOSA as of July 31, 2004 and the related statements of income and retained earnings and cash flows for the seven months ended July 31, 2004. The ICMOSA Financial Statements are accurate and complete in all material respects and present fairly the financial position of ICMOSA as of the respective dates thereof and the results of operations and cash flows of ICMOSA for the periods covered thereby. The U.S. dollar-denominated financial statements included in the ICMOSA Financial Statements have been prepared in accordance with U.S. GAAP applied on a consistent basis (except that the financial statements referred to in clause "(vi)" of the first sentence of this
Section 2.4(a) do not have notes) and the Mexican peso-denominated financial statements included in the ICMOSA Financial Statements have been prepared in accordance with Mexican GAAP applied on a consistent basis (except that the financial statements referred to in clauses "(iv)" and "(v)" of the first sentence of this Section 2.4(a) do not have notes). The methods of accounting and accounting practices employed by ICMOSA in preparation of the Mexican peso-denominated financial statements included in the ICMOSA Financial Statements are consistent with the methods and practices established by the Mexican CPA Collegiate Board (Colegio de Contadores de Mexico).

            (b) The Mexican peso-denominated financial statements of ICMOSA to be delivered to Purchaser in accordance with clause "(i)" of the second sentence of Section 4.1 (i) will be accurate and complete in all material respects, (ii) will be prepared in accordance with Mexican GAAP applied on a basis consistent with the basis on which the Mexican peso-denominated financial statements included in the ICMOSA Financial Statements were prepared and (iii) will fairly present the financial position of ICMOSA as of the respective dates thereof and the results of operations and cash flows of ICMOSA for the periods covered thereby.

            (c) All of the financial and other information set forth in Part 2.4(c) of the Disclosure Schedule is accurate and complete in all material respects, subject to normal and recurring year-end audit and accounting adjustments made by Mancera Ernst & Young as described in Part 2.4(c) of the Disclosure Schedule.

            (d) Part 2.4(d) of the Disclosure Schedule sets forth (i) the dollar amount of FoodsSub's revenues for 2003, determined in accordance with U.S. GAAP, together with a breakdown of such revenues by customer, and (ii) the dollar amount of FoodsSub's revenues for the five months ended May 29, 2004, determined in accordance with U.S. GAAP, together with a breakdown of such revenues by customer.

      2.5 SEC FILINGS; DISCLOSURE CONTROLS AND PROCEDURES; INTERNAL ACCOUNTING CONTROLS.

            (a) UniMark has delivered to Purchaser accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by UniMark with the SEC since January 1, 2001, and all amendments thereto (the "UNIMARK SEC DOCUMENTS") by directing Purchaser to www.sec.gov. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the UniMark SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the UniMark SEC Documents contained any untrue statement of a material fact relating directly or indirectly to UniMark or FoodsSub or omitted to state a material fact relating directly or indirectly to UniMark or FoodsSub that is or was required to be stated therein or that is or was necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 2, the term "FILE" and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied, submitted or otherwise made available to the SEC.

            (b) ICMOSA maintains disclosure controls and procedures that are effective to ensure that all material information concerning ICMOSA is made known on a timely basis to the individuals responsible for the preparation of UniMark's filings with the SEC and other public disclosure documents.

            (c) ICMOSA maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. and Mexican GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Part 2.5(c) of the Disclosure Schedule lists, and UniMark has caused to be delivered to Purchaser accurate and complete copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls.

            (d) Part 2.5(d) of the Disclosure Schedule lists, and UniMark, ICMOSA and FoodsSub have caused to be delivered to Purchaser accurate and complete copies of, all documents creating or governing all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(a)(4)(ii) of Regulation S-K under the Exchange Act) relating to ICMOSA.

      2.6 ABSENCE OF CHANGES. Except as set forth in Part 2.6 of the Disclosure Schedule, since December 31, 2003:

            (a) there has not been a Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Material Adverse Effect;

            (b) there has not been any material loss, damage or destruction to, or any interruption in the use of, any of the assets of ICMOSA (whether or not covered by insurance);

            (c) ICMOSA has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock or other securities or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

            (d) ICMOSA has not entered into a Contract to lease any asset from any other Person providing for annual payments to such Person in excess of U.S.$30,000 or MX$300,000;

            (e) ICMOSA has not made any capital expenditure that exceeds U.S.$50,000 or MX$500,000 or that, when aggregated with all other capital expenditures made by or on behalf of ICMOSA since December 31, 2003, exceeds U.S.$300,000 or MX$3,000,000;

            (f) except for sales of inventory in the Ordinary Course of Business, ICMOSA has not sold or otherwise transferred, or leased or licensed, any asset or group of assets having an aggregate book value in excess of U.S.$30,000 or MX$300,000;

            (g) ICMOSA has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

            (h) ICMOSA has not made any loan or advance to any other Person outside the Ordinary Course of Business or in an amount exceeding U.S.$5,000 or MX$50,000;

            (i) ICMOSA has not established or adopted any ICMOSA Employee Plan and, except as required by applicable law, (i) has not paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fees, fringe benefits or other compensation or remuneration payable to, any of its employees or independent contractors outside the Ordinary Course of Business and (ii) has not paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fees, fringe benefits or other compensation or remuneration payable to, any of its directors or officers;

            (j) ICMOSA has not entered into or renewed any Material Contract (as defined in Section 2.14);

            (k) no Contract by which ICMOSA or any of the assets owned or used by ICMOSA is or was bound, or under which ICMOSA has or had any rights or interest, has been amended or terminated;

            (l) ICMOSA has not discharged any Encumbrance or Lien, or discharged or paid any indebtedness or other Liability, except for accounts payable that (i) are reflected as current liabilities in the "liabilities" column of the audited balance sheet of ICMOSA dated as of December 31, 2003 (as previously furnished to Purchaser), or have been incurred by ICMOSA since December 31, 2003, in bona fide transactions entered into in the Ordinary Course of Business and (ii) have been discharged or paid in the Ordinary Course of Business;

            (m) ICMOSA has not forgiven any debt or otherwise released or waived any right or claim;

            (n) ICMOSA has not changed any of its methods of accounting in any respect, and has not changed any of its accounting practices in any material respect;

            (o) ICMOSA has not entered into any transaction or taken any other action outside the Ordinary Course of Business;

            (p) ICMOSA has not (i) made any payment with respect to, or discharged (in whole or in part), any account payable owed to UniMark or FoodsSub, (ii) made any other payment to, or entered into any Contract, transaction or arrangement with, any Related Party or (iii) permitted any Related Party to exercise any right of setoff or any similar right with the effect of reducing any amount otherwise payable to ICMOSA; and

            (q) ICMOSA has not agreed, committed or offered (in writing or otherwise) to take any of the actions referred to in clauses "(c)" through "(p)" above.

      2.7   TITLE TO ASSETS.

            (a) ICMOSA owns, and has good and valid title to, all assets purported to be owned by ICMOSA, including: (i) all assets reflected on the audited balance sheet referred to in clause "(iii)" of the first sentence of
Section 2.4(a) (except for inventory sold or otherwise disposed of in the Ordinary Course of Business since May 29, 2004); and (ii) all other assets reflected in the books and records of ICMOSA as being owned by ICMOSA. All of said assets are owned by the ICMOSA clear of any Liens, except for (A) any lien for current taxes not yet due and payable and (B) liens described in Part 2.7(a) of the Disclosure Schedule. No Person, other than ICMOSA, is in possession of or owns any asset that is necessary for or used in ICMOSA's business. At or immediately following the Closing, each lien, security interest or other Lien that affects any of ICMOSA's assets and that was held, or was created by or for the benefit of, Union de Credito de Allende or either of the Mexican Banks will be fully released and extinguished.

            (b) FoodsSub owns, and has good and valid title to, the Specified Assets. All of the Specified Assets are owned by FoodsSub free of any Lien, except for (i) any lien for current taxes not yet due and payable and (ii) liens described in Part 2.7(b) of the Disclosure Schedule. At the Closing, Purchaser will acquire good and valid title to all of the Specified

Assets, free of any Lien. FoodsSub does not, and did not as of December 31, 2003, own or have any rights to, or interest in, any asset other than the Specified Assets and the assets specified on Schedule 1.2B.

      2.8 BANK ACCOUNTS. Part 2.8 of the Disclosure Schedule accurately sets forth, with respect to each account maintained by or for the benefit of ICMOSA at any bank or other financial institution: (a) the name and location of the institution at which such account is maintained; (b) the name in which such account is maintained and the account number of such account; (c) a description of such account and the purpose for which such account is used; (d) the current balance in such account; (e) the rate of interest being earned on the funds in such account; and (f) the names of all individuals authorized to draw on or make withdrawals from such account. To the best of the knowledge of UniMark and ICMOSA, there are no safe deposit boxes or similar arrangements maintained by or for the benefit of ICMOSA.

      2.9 RECEIVABLES. Part 2.9 of the Disclosure Schedule provides an accurate and complete breakdown and aging of (a) all accounts receivable, notes receivable and other receivables of ICMOSA as of May 29, 2004 and (b) all accounts receivable of FoodsSub, other than accounts receivable representing amounts owed to FoodsSub by Purchaser, as of May 29, 2004. Except as set forth in Part 2.9 of the Disclosure Schedule, all existing accounts receivable of ICMOSA (including those accounts receivable of ICMOSA reflected on the audited balance sheet referred to in clause "(iii)" of the first sentence of Section 2.4(a) that have not yet been collected and those accounts receivable of ICMOSA that have arisen since May 29, 2004 and have not yet been collected) (i) represent valid obligations of customers of ICMOSA arising from bona fide transactions entered into in the Ordinary Course of Business and (ii) are current and, to the best of the knowledge of UniMark and ICMOSA, will be collected in full (without any counterclaim or setoff) within 60 days after the Closing Date. Part 2.9 of the Disclosure Schedule identifies each unreturned security deposit or other deposit made by, or held by any Person for the benefit of, ICMOSA.

      2.10 CUSTOMERS; DISTRIBUTORS. Part 2.10 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person, other than Purchaser, that (together which such customer's or other Person's affiliates) accounted for
(a) more than U.S.$100,000 or MX$1,000,000 of the gross revenues of ICMOSA or FoodsSub in 2002 or 2003 or (b) more than U.S.$50,000 or MX$500,000 of the gross revenues of ICMOSA or FoodsSub in the first five months of 2004. None of UniMark, ICMOSA or FoodsSub has received any notice or other communication (in writing or otherwise), or has received any other information, indicating that any customer or other Person identified or required to be identified in Part
2.10 of the Disclosure Schedule may cease dealing with ICMOSA or FoodsSub or may otherwise reduce the volume of business transacted by such Person with ICMOSA or FoodsSub below historical levels. ICMOSA is not a party to any Contract relating to the distribution by any other Person of any product of ICMOSA.

      2.11 INVENTORY. Part 2.11 of the Disclosure Schedule provides an accurate and complete breakdown of all inventory (including raw materials, work in process and finished goods) of ICMOSA as of May 29, 2004. All existing inventory of ICMOSA and FoodsSub (including, in the case of ICMOSA, all inventory that is reflected on the audited balance sheet referred to in clause "(iii)" of the first sentence of Section 2.4(a) and that has not been disposed of by ICMOSA since May 29, 2004): (a) is of such quality and quantity as to be usable and saleable by ICMOSA or FoodsSub in the Ordinary Course of Business;
(b) has been priced at the lower of cost or market value using the "first-in, first-out" method; and (c) is free of any defect or deficiency. The inventory levels maintained by ICMOSA (i) are not excessive in light of the normal operating requirements of ICMOSA, (ii) are adequate for the conduct of the operations of ICMOSA in the Ordinary Course of Business and (iii) are sufficient to meet all obligations of ICMOSA under the Supply Agreement.

      2.12  REAL PROPERTY; IHMSA FACILITY; EQUIPMENT.

            (a) Part 2.12(a) of the Disclosure Schedule sets forth accurate and complete legal descriptions of all real property owned or purported to be owned by ICMOSA (the "OWNED REAL PROPERTY"), including all real property reflected on the audited balance sheet referred to in clause "(iii)" of the first sentence of Section 2.4(a). ICMOSA has good, marketable and indefeasible fee title to the Owned Real Property. ICMOSA owns the Owned Real Property free of any Liens, except for: (A) any lien for current taxes not yet due and payable; and (B) the Liens identified in Part 2.12(a) of the Disclosure Schedule. All water, sewer, gas, electricity, telephone and other utilities and utility services required by applicable Legal Requirements to be provided with respect to the Owned Real Property, and all such utilities and utility services necessary for the conduct of the business of ICMOSA at or upon the Owned Real Property, are being supplied to the Owned Real Property and are presently installed and operating properly.

            (b) Part 2.12(b) of the Disclosure Schedule sets forth an accurate and complete description of each real property lease pursuant to which ICMOSA leases real property from any other Person. (All real property leased to ICMOSA, including all buildings, structures, fixtures and other improvements leased to ICMOSA, is referred to as the "LEASED REAL PROPERTY," and, together with the Owned Real Property, as the "ICMOSA REAL PROPERTY.") Except as set forth in Part 2.12(a) or 2.12(b) of the Disclosure Schedule, the present use and operation of the ICMOSA Real Property are authorized by, and are in material compliance with, all applicable zoning, land use, building, fire, health, labor, safety and environmental laws and other material Legal Requirements. Except as set forth in
Part 2.12(a) or 2.12(b) of the Disclosure Schedule, there is no Legal Proceeding pending or threatened that challenges or adversely affects, or would challenge or adversely affect, the continuation of the present ownership, use or operation of any ICMOSA Real Property. Except as set forth in Part 2.12(a) or 2.12(b) of the Disclosure Schedule, there is no existing plan or study by any Governmental Body or by any other Person that challenges or otherwise adversely affects the continuation of the present ownership, use or operation of any ICMOSA Real Property. There are no subleases, licenses, occupancy agreements or other contractual obligations that grant the right of use or occupancy of any of the ICMOSA Real Property to any Person other than ICMOSA, and no Person is in possession of any of the ICMOSA Real Property other than ICMOSA.

            (c) To the best of the knowledge of UniMark and ICMOSA, the IHMSA Facility and related assets are suitable for the purposes for which they are intended and are in material compliance with and have at all times since December 31, 2000 been operated in material compliance with all applicable Legal Requirements.

            (d) Part 2.12(d) of the Disclosure Schedule accurately identifies all material equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements and other tangible assets owned by ICMOSA, and accurately sets forth the date of acquisition, original cost and book value of each of said assets. Part 2.12(d) of the Disclosure Schedule also accurately identifies each tangible asset leased to ICMOSA. Each asset identified or required to be identified in Part 2.12(d) of the Disclosure Schedule: (i) is structurally sound, free of material defects and deficiencies and in good condition and repair (ordinary wear and tear excepted); (ii) complies in all respects with, and is being operated and otherwise used in full compliance with, all applicable Legal Requirements; and (iii) is adequate and appropriate for the uses to which it is being put. The assets identified in Part 2.12(d) of the Disclosure Schedule are adequate for the conduct of the business of ICMOSA in the manner in which such business is currently being conducted. No Person other than ICMOSA is in possession of any material asset of a type listed on Part 2.12(d) of the Disclosure Schedule that is necessary for or used in the business of ICMOSA.

      2.13 INTELLECTUAL PROPERTY. Except as set forth in Part 2.13 of the Disclosure Schedule, neither ICMOSA nor FoodsSub has any rights with respect to any registered trademark or service mark, and neither ICMOSA nor FoodsSub has caused to be prepared or submitted any application for the registration of any trademark or service mark. Except as set forth in Part 2.13 of the Disclosure Schedule, no registered trademark or service mark, whether or not owned by ICMOSA or FoodsSub, is necessary for the operation of the business of ICMOSA or FoodsSub, as such business is now conducted. To the best of the knowledge of UniMark and ICMOSA, ICMOSA has never infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property or any right with respect to any Intellectual Property of any other Person. Except as set forth in Part 2.13 of the Disclosure Schedule, no infringement, misappropriation or similar claim has ever been asserted, threatened or commenced against (a) UniMark with respect to any actual or alleged action, activity or practice of ICMOSA or FoodsSub or (b) ICMOSA or FoodsSub.

      2.14  CONTRACTS.

            (a) Part 2.14(a) of the Disclosure Schedule identifies and provides an accurate and complete description of each ICMOSA Contract that constitutes a Material Contract. UniMark and ICMOSA have allowed Purchaser to review accurate and complete copies of all Contracts identified in Part 2.14(a) of the Disclosure Schedule, including all amendments thereto. All FoodsSub Contracts are listed on Schedule 1.2A or Schedule 1.2B. UniMark and FoodsSub have allowed Purchaser to review accurate and complete copies of all FoodsSub Contracts. Except for any specific disclosure in the Disclosure Schedule that identifies a particular ICMOSA Contract or FoodsSub Contract by name and date and that calls into question, on the face of such disclosure, the validity, enforceability or effectiveness of such particular ICMOSA Contract or FoodsSub Contract, each ICMOSA Contract, and each FoodsSub Contract, is valid and in full force and effect. For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

                  (i) any Contract (A) relating to the employment of, or the performance of services by, any employee, director or consultant, (B) pursuant to which ICMOSA is or may become obligated to make any severance, termination or similar payment to any current or former employee or director (other than as required by applicable law) or (C) pursuant to which ICMOSA is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of U.S.$20,000 or MX$200,000 to any current or former employee or director;

                  (ii) any Contract relating to the acquisition, transfer, development, sharing or license of any Intellectual Property or any rights with respect to Intellectual Property (except for any Contract pursuant to which any Intellectual Property or any right with respect to Intellectual Property is licensed to ICMOSA under any third party software license generally available to the public);

                  (iii) any Contract that provides for indemnification of any officer, director or other ICMOSA Associate;

                  (iv) any Contract, other than any Contract to which Purchaser is a party, imposing any restriction on the right or ability of ICMOSA (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor,
      (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person or (F) to transact business or deal in any other manner with any other Person;

                  (v) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or similar right with respect to any securities, or (C) providing ICMOSA with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

                  (vi) any Contract incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation;

                  (vii) any futures Contract or other derivative instrument;

                  (viii) any Contract relating to any currency hedging;

                  (ix) any Contract pursuant to which raw fruit or any food product is supplied by any Person to ICMOSA and under which the aggregate amount of the payments that have been or may be made by ICMOSA exceeds U.S.$100,000 or MX$1,000,000;

                  (x) any Contract pursuant to which any processed food product or other product is supplied or sold to any Person, other than Purchaser, by ICMOSA and under which the aggregate amount of the payments that have been or may be received by ICMOSA exceeds U.S.$50,000 or MX$500,000;

                  (xi) any Contact relating to any loan or other indebtedness (other than advances of less than U.S.$5,000 and less than MX$50,000 made to ICMOSA employees in the Ordinary Course of business);

                  (xii) any collective bargaining agreement or Contract with any labor union;

                  (xiii) any Contract (A) imposing any confidentiality obligation on ICMOSA or on any other Person or (B) containing "standstill" provisions;

                  (xiv) any Contract (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between ICMOSA and any contractor or subcontractor to any Governmental Body);

                  (xv) any Contract requiring that ICMOSA give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

                  (xvi) any Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of U.S.$50,000 or MX$500,000 in the aggregate in any period of 12 consecutive months, or contemplates or involves the performance of services having a value in excess of U.S.$50,000 or MX$500,000 in the aggregate in any period of 12 consecutive months;

                  (xvii) any Contract that has had or would have a material effect on (A) the business, condition, capitalization, assets, liabilities, operations, financial performance or prospects of ICMOSA or
      (B) the ability of ICMOSA to perform any of its obligations under any of the Transactional Agreements or to consummate any of the Contemplated Transactions; and

                  (xviii) any other Contract, if a breach of such Contract could reasonably be expected to have a Material Adverse Effect.

            (b)   Except as set forth in Part 2.14(b) of the Disclosure
Schedule: (i) ICMOSA has not, and to the best of the knowledge of UniMark and ICMOSA, no other Person has, violated or breached, or declared or committed any default under, any ICMOSA Contract; (ii) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) give any Person other than ICMOSA the right to declare a default or exercise any remedy under any ICMOSA Contract, (B) give any Person other than ICMOSA the right to accelerate the maturity or performance of any ICMOSA Contract or (C) give any Person other than ICMOSA the right to cancel, terminate or modify any ICMOSA Contract; (iii) to the best of the knowledge of UniMark and ICMOSA, no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach by any party other than ICMOSA of any of the provisions of any ICMOSA Contract, (B) give ICMOSA the right to declare a default or exercise any remedy under any ICMOSA Contract, (C) give ICMOSA the right to accelerate the maturity or performance of any ICMOSA Contract or (D) give ICMOSA the right to cancel, terminate or modify any ICMOSA Contract; (iv) neither UniMark nor ICMOSA has received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any ICMOSA Contract; and (v) ICMOSA has not waived any right under any ICMOSA Contract. Without limiting the generality of the foregoing, neither UniMark nor FoodsSub has committed a breach of the Supply Agreement, other than breaches disclosed or otherwise known to Purchaser as of the date of this Agreement.

            (c) To the best of the knowledge of UniMark, ICMOSA and FoodsSub, each Person against which ICMOSA or FoodsSub has or may acquire any rights under any ICMOSA Contract or FoodsSub Contract is solvent and is able to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities thereunder.

            (d) ICMOSA has never guaranteed or otherwise agreed to cause, insure or become liable for, and neither ICMOSA nor FoodsSub has ever pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any Person except pursuant to any guarantee, agreement or pledge that was made prior to January 1, 2003 and is no longer in effect.

            (e) The performance of the ICMOSA Contracts will not result in any violation of or failure to comply with any Legal Requirement.

            (f) No Person is renegotiating or has the contractual right to renegotiate (i) any amount paid or payable to ICMOSA under any ICMOSA Contract or (ii) any other term or provision of any ICMOSA Contract.

            (g) The Contracts identified in Part 2.14(a) of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable ICMOSA to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

            (h) Part 2.14(h) of the Disclosure Schedule identifies and provides an accurate and complete description of each proposed Contract as to which any unexpired bid, offer, written proposal, term sheet or similar document has been submitted or received by ICMOSA.

      2.15  LIABILITIES; MAJOR SUPPLIERS.

            (a) ICMOSA has no Liabilities, except for: (i) liabilities identified as such in the "liabilities" column of the audited balance sheet referred to in clause "(iii)" of the first sentence of Section 2.4(a); (ii) accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with Mexican GAAP applied on a basis consistent with the basis on which the Mexican peso-denominated financial statements included in the ICMOSA Financial Statements were prepared) incurred by ICMOSA in bona fide transactions entered into in the Ordinary Course of Business since May 29, 2004; (iii) obligations under the Contracts listed in Part 2.14(a) of the Disclosure Schedule, to the extent that the existence and amounts of such obligations are ascertainable solely by reference to such Contracts; and (iv) other Liabilities itemized in
Part 2.15(a) of the Disclosure Schedule.

            (b) Part 2.15(b) of the Disclosure Schedule: (i) provides an accurate and complete breakdown and aging of the accounts payable of ICMOSA as of May 29, 2004; (ii) provides an accurate and complete breakdown of any customer deposits or other deposits held by ICMOSA as of the date of this Agreement; and (iii) provides an accurate and complete breakdown of all notes payable and other indebtedness of ICMOSA as of the date of this Agreement.

            (c) ICMOSA has not paid, and ICMOSA is not and will not become liable for the payment of, any fees, costs or expenses of the type referred to in Section 10.6.

            (d) Part 2.15(d) of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the amounts paid to, each supplier or other Person that (together which such Person's affiliates) received
(i) more than U.S.$100,000 or MX$1,000,000 in the aggregate from ICMOSA in 2003, or (ii) more than U.S.$50,000 or MX$500,000 in the aggregate from ICMOSA in the first five months of 2004.

      2.16 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as set forth in Part 2.16 of the Disclosure Schedule: (a) each of ICMOSA and FoodsSub is in material compliance with each material Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets; (b) each of ICMOSA and FoodsSub has at all times been in material compliance with each Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets; (c) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by ICMOSA or FoodsSub of, or a failure on the part of ICMOSA or FoodsSub, to comply with, any Legal Requirement; and (d) neither ICMOSA nor FoodsSub has received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding
(i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (ii) any actual, alleged, possible or potential obligation on the part of ICMOSA or FoodsSub to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature. UniMark, ICMOSA and FoodsSub have caused to be delivered to Purchaser an accurate and complete copy of each report, study, survey or other document (to which UniMark, ICMOSA or FoodsSub has access) that addresses or otherwise relates to the compliance of ICMOSA or FoodsSub with, or the applicability to ICMOSA or FoodsSub of, any Legal Requirement.

      2.17  GOVERNMENTAL AUTHORIZATIONS.

            (a) Part 2.17(a) of the Disclosure Schedule identifies: (i) each Governmental Authorization that is held by ICMOSA; and (ii) each Governmental Authorization that is held by UniMark or by any employee of ICMOSA and relates to or is used in the business of ICMOSA. UniMark and ICMOSA have caused to be delivered to Purchaser accurate and complete copies of all of the Governmental Authorizations identified in Part 2.17(a) of the Disclosure Schedule, including all renewals thereof and all amendments thereto.

            (b) Each Governmental Authorization identified or required to be identified in Part 2.17(a) of the Disclosure Schedule is valid and in full force and effect. ICMOSA is and has at all times been in material compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 2.17(a) of the Disclosure Schedule. No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Part 2.17(a) of the Disclosure Schedule or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Part 2.17(a) of the Disclosure Schedule. Neither UniMark nor ICMOSA has ever received any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (ii) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization. All applications required to have been filed for the renewal of the Governmental Authorizations required to be identified in Part 2.17(a) of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body. The Governmental Authorizations identified in
Part 2.17(a) of the Disclosure Schedule constitute all of the Governmental Authorizations necessary (i) to enable ICMOSA to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted and (ii) to permit ICMOSA to own and use its assets in the manner in which they are currently owned and used and in the manner in which they are proposed to be owned and used.

            (c) ICMOSA is the legal holder of the water rights granted by the National Water Commission of Mexico to the concession titles that are described in Part 2.17(c) of the Disclosure Schedule, as duly recorded in the National Registry of Water Rights. Such water rights are current and not subject to any Lien or adverse administrative procedure brought by or before the National Water Commission of Mexico or any other Governmental Body.

      2.18  TAX MATTERS.

            (a) Except as set forth in Part 2.18(a) of the Disclosure Schedule, each Tax required to have been paid, or claimed by any Governmental Body to be payable, by ICMOSA has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by ICMOSA has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

            (b) Part 2.18(b) of the Disclosure Schedule accurately identifies each examination or audit of any Tax Return of ICMOSA that has been conducted since December 31, 1998. UniMark and ICMOSA have caused to be delivered to Purchaser accurate and complete copies of all audit reports and similar documents (of which UniMark, ICMOSA or FoodsSub has possession) relating to such Tax Returns.

            (c) Except as set forth in Part 2.18(c) of the Disclosure Schedule, no claim or other Legal Proceeding is pending or has been threatened against or with respect to ICMOSA in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by ICMOSA.

            (d) UniMark and ICMOSA have caused to be delivered to Purchaser accurate and complete copies of all Tax Returns that have been filed on behalf of or with respect to ICMOSA since December 31, 1998. The information contained in such Tax Returns is accurate and complete in all respects.

            (e) The information set forth in Part 2.18(e) of the Disclosure Schedule regarding the tax credits and net operating loss carryforwards available to ICMOSA is accurate and complete in all material respects.

      2.19  EMPLOYEE AND LABOR MATTERS.

            (a) Part 2.19(a)(1) of the Disclosure Schedule accurately sets forth, with respect to each employee of ICMOSA who is at the level of plant manager or above or whose base salary exceeds MX$350,000 (a "KEY EMPLOYEE"), including any Key Employee who is on a leave of absence or on layoff status: (i) the name of such Key Employee and the date as of which such Key Employee was originally hired by ICMOSA; (ii) such Key Employee's title, and a description of such Key Employee's duties and responsibilities; (iii) the aggregate dollar amount of the compensation (including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type) received by such Key Employee from ICMOSA with respect to services performed in 2003; (iv) such Key Employee's annualized compensation for 2004 as of the date of this Agreement; (v) each ICMOSA Employee Plan in which such Key Employee participates or is eligible to participate; and (vi) any Governmental Authorization that is held by such Key Employee and that relates to or is useful in connection with ICMOSA's business. Part 2.19(a)(2) of the Disclosure Schedule lists all employees of ICMOSA who report directly to Rafael Vaquero. UniMark and ICMOSA have caused to be made available to Purchaser accurate and complete copies of all records of ICMOSA relating to ICMOSA Associates and otherwise relating to employment and labor matters.

            (b) Part 2.19(b) of the Disclosure Schedule identifies each ICMOSA Associate (i) who was at the level of plant manager or above or whose annualized compensation for 2004 exceeded MX$350,000 and (ii) whose employment or other relationship with ICMOSA was terminated at any time since December 31, 2003. To the best of the knowledge of UniMark and ICMOSA, ICMOSA has terminated the employment of fewer than 50 of its employees since December 31, 2003.

            (c) Each employee of ICMOSA is duly registered before the Mexican Social Security Institute (IMSS) and the National Fund for Worker's Housing Division (INFONAVIT). ICMOSA has withheld from each ICMOSA Associate all Taxes and contributions required to be withheld (under applicable Legal Requirements or otherwise), and has paid on behalf of each

ICMOSA Associate all Taxes and other contributions required to be paid (under applicable Legal Requirements or otherwise) on behalf of such ICMOSA Associate.

            (d) Part 2.19(d) of the Disclosure Schedule accurately identifies each former employee or director who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from ICMOSA or otherwise) relating to such former employee's or director's employment with or service to ICMOSA; and Part 2.19(d) of the Disclosure Schedule accurately describes such benefits.

            (e) The employment of each employee of ICMOSA is terminable by ICMOSA at will, except as provided under Mexican law and under the terms of the Collective Bargaining Agreements (as defined in Section 2.19(h)). UniMark and ICMOSA have caused to be delivered to Purchaser accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of ICMOSA.

            (f) To the best of the knowledge of UniMark and ICMOSA: (i) no Key Employee intends to terminate his employment with ICMOSA; (ii) no Key Employee has received an offer to join a business that may be competitive with ICMOSA's business; and (iii) no Key Employee is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on (A) the performance by such Key Employee of any of his or her duties or responsibilities as an employee of ICMOSA or (B) ICMOSA's business or operations.

            (g) Part 2.19(g) of the Disclosure Schedule accurately sets forth, with respect to each Person that is, or has at any time since December 31, 2002 been, an independent contractor of ICMOSA and that has received or is entitled to receive payments from ICMOSA totaling more than MX$50,000 in the aggregate:
(i) the name of such Person and the date as of which such Person was originally hired by ICMOSA; (ii) a description of such Person's duties and responsibilities; (iii) the aggregate dollar amount of the compensation (including all payments or benefits of any type) received by such Person from ICMOSA with respect to services performed in 2003; (iv) such Person's annualized compensation for 2004 as of the date of this Agreement; (v) the terms of compensation of such Person; and (vi) any Governmental Authorization that is held by such Person and that relates to or is useful in connection with ICMOSA's business. No Person that is, or has been, an independent contractor of ICMOSA and that has received or is entitled to receive payments from ICMOSA totaling more than MX$50,000 in the aggregate could be reclassified as an employee. Except as set forth in Part 2.19(g) of the Disclosure Schedule, there is not, and at no time has there been, any independent contractor of ICMOSA who has provided services to ICMOSA for a period of six consecutive months or longer. No Person identified in Part 2.19(g) of the Disclosure Schedule is eligible to participate in any ICMOSA Employee Plan.

            (h) ICMOSA has executed (i) a Collective Bargaining Agreement dated January 2, 2003, with the "Industrial Labor Union of Employees in General of the State of Nuevo Leon C.T.M." and (ii) a Collective Bargaining Agreement dated October 29, 2003, with the "National Labor Union of Rural and Agricultural Industry Employees and Agricultural Machinery Operators" (collectively, the "COLLECTIVE BARGAINING AGREEMENTS"). ICMOSA has caused accurate and complete copies of the Collective Bargaining Agreements to be provided to Purchaser. There have been no amendments to the Collective Bargaining Agreements. ICMOSA has complied in all material respects with each of the Collective Bargaining Agreements. Each of the Collective Bargaining Agreements has been registered before the Local Labor Court of the State of Nuevo Leon and the Federal Labor Court in Mexico City. ICMOSA has not entered into any Contract with any labor union or similar organization, body or Entity, other than the Collective Bargaining Agreements.

            (i) ICMOSA is not engaged, and ICMOSA has never been engaged, in any unfair labor practice of any nature, including any unfair wage or benefits practice or practices in violation of any applicable Legal Requirements involving unsanitary, unhealthy or unsafe labor conditions, the employment of child, forced, indentured, involuntary, prison or uncompensated labor, the use of corporal punishment, discrimination based on race, gender, national origin or religious beliefs or similar employment activities and conditions. For purposes of this Section 2.19(i), "CHILD" means any individual less than 15 years of age.

            (j)   Except as set forth in Part 2.19(j) of the Disclosure
Schedule: (i) there has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting ICMOSA;
(ii) there is not now pending, and no Person has threatened, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute; (iii) no event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute; and (iv) there are no actions, suits, claims, labor disputes or grievances pending or threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any ICMOSA Associate, including charges of unfair labor practices or discrimination complaints.

            (k) Part 2.19(k) of the Disclosure Schedule contains an accurate and complete list of each ICMOSA Employee Plan and each ICMOSA Employee Agreement. ICMOSA does not intend and has not committed to establish or enter into any new ICMOSA Employee Plan or ICMOSA Employee Agreement, or to modify any ICMOSA Employee Plan or ICMOSA Employee Agreement (except to conform any such ICMOSA Employee Plan or ICMOSA Employee Agreement to the requirements of any applicable Legal Requirements, as previously disclosed to Purchaser in writing).

            (l)   UniMark and ICMOSA have caused to be delivered to Purchaser:
(i) accurate and complete copies of all documents setting forth the terms of each ICMOSA Employee Plan and each ICMOSA Employee Agreement, including all amendments thereto and all related trust documents; (ii) all reports filed with or submitted to any Governmental Body in connection with each ICMOSA Employee Plan; (iii) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under all applicable Legal Requirements with respect to each ICMOSA Employee Plan; (iv) all material written Contracts relating to each ICMOSA Employee Plan, including administrative service agreements and group insurance contracts; (v) all written materials provided to any ICMOSA Associate relating to any ICMOSA Employee Plan and any proposed ICMOSA Employee Plans, including any such materials relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting or other events that could result in any Liability to ICMOSA; (vi) all correspondence to or from any Governmental Body relating to any ICMOSA Employee Plan; and (vii) all insurance policies in the possession of ICMOSA or UniMark pertaining to fiduciary liability insurance covering the fiduciaries for each ICMOSA Employee Plan.

            (m) ICMOSA and UniMark have performed all obligations required to be performed by them under each ICMOSA Employee Plan and are not in material default of, or materially violating, the terms of any ICMOSA Employee Plan. ICMOSA has no knowledge of any default or violation by any other party to the terms of any ICMOSA Employee Plan, and each ICMOSA Employee Plan has been established and maintained substantially in accordance with its terms and in substantial compliance with all applicable Legal Requirements. There are no claims or Legal Proceedings pending, threatened or reasonably anticipated (other than routine claims for benefits) against or with respect to any ICMOSA Employee Plan or the assets of any ICMOSA Employee Plan. Each ICMOSA Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without Liability to Purchaser or ICMOSA. There are no audits, inquiries or Legal Proceedings pending or threatened by any Governmental Body with respect to any ICMOSA Employee Plan. ICMOSA and UniMark have made all contributions and other payments required by and due under the terms of each ICMOSA Employee Plan.

            (n) Each ICMOSA employee has established a retirement fund account with a duly authorized Mexican AFORE (Administradora de Fondos para el Retiro). ICMOSA has no Liability with respect to the establishment or contribution of retirement funds of employees.

            (o) No ICMOSA Employee Plan requires ICMOSA to provide retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by applicable Legal Requirements. Neither ICMOSA nor UniMark has ever represented, promised or contracted (whether in oral or written form) to any ICMOSA Associate (or to any group of ICMOSA Associates) that any ICMOSA Associate would be provided with retiree life insurance, retiree health benefits or other retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.

            (p) Neither the execution and delivery of any of the Transactional Agreements nor the consummation or performance of any of the Contemplated Transactions will (either alone or upon the occurrence of any additional or subsequent events) directly or indirectly result in, or constitute an event under any ICMOSA Employee Plan, ICMOSA Employee Agreement, trust or loan that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any ICMOSA Associate.

            (q) ICMOSA and UniMark: (i) are, and at all times have been, in substantial compliance with all material Legal Requirements respecting employment, employment practices, terms and conditions of employment and wages and hours with respect to ICMOSA Associates; (ii) have withheld and reported all amounts required by all applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to

ICMOSA Associates; (iii) are not liable for any arrears of wages or any Tax or penalty for failure to comply with the Legal Requirements applicable of the foregoing; and (iv) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for ICMOSA Associates. There is no pending or threatened or reasonably anticipated claim or Legal Proceeding against ICMOSA or UniMark under any worker's compensation policy or long-term disability policy with respect to any ICMOSA Associate.

            (r) No ICMOSA Associate has any obligation under any Contract, or is or subject to any judgment, decree or order of any court or other Governmental Body, that could interfere with such ICMOSA Associate's efforts to promote the interests of ICMOSA or that could interfere with the business of ICMOSA. Neither the execution, delivery or performance of any of the Transactional Agreements or the conduct of the business of ICMOSA as presently conducted, nor any activity of any ICMOSA Associate in connection with the conduct of the business of ICMOSA as presently conducted, will, to the best of the knowledge of UniMark and ICMOSA, conflict with, result in a breach of the terms, conditions or provisions of or constitute a default under any Contract by which any ICMOSA Associate is bound.

            (s) Part 2.19(s) of the Disclosure Schedule accurately describes all obligations, responsibilities and Liabilities of UniMark with respect to ICMOSA Associates and ICMOSA Employee Plans.

      2.20  ENVIRONMENTAL MATTERS.

            (a) Except as set forth in Part 2.20(a) or 2.20(c) of the Disclosure Schedule, ICMOSA is not liable or potentially liable for any response cost or natural resource damages under any Legal Requirement, at or with respect to any site.

            (b) Except as set forth in Part 2.20(b) of the Disclosure Schedule, ICMOSA has never received any notice or other communication (in writing or otherwise) from any Governmental Body or other Person regarding any actual, alleged, possible or potential Liability arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material or any other type of contaminant; and UniMark has never received any such notice or other communication with respect to any activity of, or any property ever owned, leased, controlled or used by, ICMOSA. Except as set forth in Part 2.20(b) of the Disclosure Schedule, no Person has ever commenced or threatened to commence any contribution action or other Legal Proceeding against ICMOSA or UniMark in connection with any such actual, alleged, possible or potential Liability; and no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in ICMOSA becoming subject to, any such Liability. Except as set forth in Part 2.20(b) of the Disclosure Schedule, no Governmental Body has initiated an inspection visit or an administrative procedure against ICMOSA that may result in the assessment of administrative sanctions (such as the determination of measures of urgent application, fines, or partial, temporary or total shut-down of any facility owned or operated by ICMOSA).

            (c) Except as set forth in Part 2.20(c) of the Disclosure Schedule, ICMOSA has never generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released or disposed of any Hazardous Material or any other type of contaminant (whether lawfully or unlawfully). Except as set forth in Part 2.20(c) of the Disclosure Schedule, ICMOSA has never permitted (knowingly or otherwise) any Hazardous Material or any other type of contaminant to be generated, manufactured, produced, used, treated, refined, processed, handled, stored, discharged, released, spilled or disposed of (whether lawfully or unlawfully):
(i) on or beneath the surface of any real property that is, or that has at any time been, owned by, leased to, controlled by or used by ICMOSA; (ii) in or into any surface water, groundwater, soil or air associated with or adjacent to any such real property; or (iii) in or into any well, pit, pond, lagoon, impoundment, ditch, landfill, building, structure, facility, improvement, installation, equipment, pipe, pipeline, vehicle or storage container that is or was located on or beneath the surface of any such real property or that is or has at any time been owned by, leased to, controlled by or used by ICMOSA.

            (d) Except as specifically disclosed in the Disclosure Schedule, all property that is owned by, leased to, controlled by or used by ICMOSA, and all surface water, groundwater, soil and air associated with or adjacent to such property: (i) is in clean and healthful condition; (ii) is free of any Hazardous Material or any other type of contaminant and any harmful chemical or physical conditions; (iii) is free of any environmental contamination of any nature; and
(iv) is and has at all times been in full compliance with the terms of all applicable Legal Requirements, including the Mexican Ley General del Equilibrio Ecologico y de la Proteccion al Ambiente and the Ley General para la Prevencion y Gestion Integral de los Residuo .

            (e) Except as specifically disclosed in the Disclosure Schedule, each storage tank or other storage container that is or has been owned by, leased to, controlled by or used by ICMOSA, or that is located on or beneath the surface of any real property owned by, leased to, controlled by or used by ICMOSA, is in reasonably sound condition.

            (f) UniMark and ICMOSA have caused to be delivered to Purchaser accurate and complete copies of all material environmental reports and studies (in the possession of ICMOSA or UniMark) relating to ICMOSA, any activity conducted by ICMOSA or any property ever owned by, leased to, controlled by or used by ICMOSA. Neither UniMark nor ICMOSA makes any representation or warranty as to the accuracy or completeness of the Phase I Environmental Site Assessments commissioned by Purchaser and dated as of June 28, 2004 (the "PHASE I STUDIES"). UniMark shall be deemed to have disclosed in Part 2.20 of the Disclosure
Schedule: (i) all information expressly disclosed in the Phase I Studies; and
(ii) any additional information that should have been disclosed in the Phase I Studies but that was omitted from the Phase I Studies as the result of actionable professional negligence on behalf of the Person commissioned by Purchaser to prepare the Phase I Studies.

      2.21 SALE OF PRODUCTS. Each product that has been produced by or on behalf of ICMOSA or that has been sold or distributed by or on behalf of ICMOSA or FoodsSub to any Person (a) conformed and complied in all respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements and (b) was free of defects. ICMOSA will not incur or otherwise become subject to any Liability arising directly or indirectly from any product produced, sold or distributed by or on behalf of ICMOSA on or at any time prior to the Closing Date. Except as set forth in Part 2.21 of the Disclosure Schedule, no product produced, sold or distributed by or on behalf of ICMOSA or FoodsSub has been the subject of any recall or other similar action, and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.

      2.22  INSURANCE.

            (a) Part 2.22(a) of the Disclosure Schedule accurately sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, ICMOSA or FoodsSub: (i) the name of the insurance carrier that issued such policy and the policy number of such policy;
(ii) whether such policy is a "claims made" or an "occurrences" policy; (iii) a description of the coverage provided by such policy and the material terms and provisions of such policy (including all applicable coverage limits, deductible amounts and co-insurance arrangements and any non-customary exclusions from coverage); (iv) the annual premium payable with respect to such policy, and the cash value (if any) of such policy; and (v) a description of any claims pending, and any claims that have been asserted in the past, with respect to such policy or any predecessor insurance policy. Part 2.22(a) of the Disclosure Schedule also identifies (1) each pending application for insurance that has been submitted by, on behalf of or with respect to ICMOSA or FoodsSub, (2) each self-insurance or risk-sharing arrangement affecting ICMOSA or any of the assets of ICMOSA or FoodsSub, (3) all material risks for which ICMOSA and FoodsSub do not maintain insurance coverage and (4) any insurance coverage maintained by UniMark for the benefit of, or with respect to the business, operations, assets or liabilities of, ICMOSA or FoodsSub. UniMark, ICMOSA and FoodsSub have caused to be delivered to Purchaser accurate and complete copies of all of the insurance policies identified in Part 2.22(a) of the Disclosure Schedule (including all renewals thereof and endorsements thereto) and all of the pending applications identified in Part 2.22(a) of the Disclosure Schedule. Each of the policies identified in Part 2.22(a) of the Disclosure Schedule is valid, enforceable and in full force and effect, and has been issued by an insurance carrier that is solvent, financially sound and reputable. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis.

            (b) Part 2.22(b) of the Disclosure Schedule identifies each insurance claim made by or on behalf of ICMOSA or FoodsSub, or by UniMark with respect to the business, operations, assets or liabilities of ICMOSA or FoodsSub, that has been communicated to any insurance carrier since December 31, 2002 or that is currently outstanding. No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such insurance claim. To the best of the knowledge of UniMark and ICMOSA, none of UniMark, ICMOSA or FoodsSub has received: (i) any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Part 2.22(a) of the Disclosure Schedule or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies; (ii) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Part 2.22(a) of the Disclosure Schedule; or (iii) any indication that the issuer of any of the policies identified in Part 2.22(a) of the Disclosure Schedule may be unwilling or unable to perform any of its obligations under, or to renew, any of such policies.

      2.23 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.23 of the Disclosure Schedule: (a) no Related Party has any direct or indirect interest of any nature in any of the assets of ICMOSA; (b) no Related Party is, or has at any time since December 31, 2002 been, indebted to ICMOSA; (c) since December 31, 2002, no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving ICMOSA; (d) no Related Party is competing, or has at any time since December 31, 2002 competed, directly or indirectly, with ICMOSA; (e) no Related Party has any claim or right against ICMOSA; and (f) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against ICMOSA. Part 2.23 of the Disclosure Schedule contains an accurate and complete list of all amounts paid or deemed (by way of setoff or otherwise) to have been paid by ICMOSA to any Related Party, and all amounts paid by or deemed (by way of setoff or otherwise) to have been paid to any Related Party to ICMOSA, since December 31, 2003.

      2.24 CERTAIN PAYMENTS, ETC. To the best of the knowledge of UniMark and ICMOSA, except as set forth in Part 2.24 of the Disclosure Schedule, ICMOSA has not, and no officer, employee, agent or other Person associated with or acting or purporting to act for or on behalf of ICMOSA has, at any time since January 1, 1998, directly or indirectly: (a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature; (b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of ICMOSA; (c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person; (d) performed any favor or given any gift which was not deductible for income tax purposes; (e) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or (f) agreed, committed or offered (in writing or otherwise) to take any of the actions described in clauses "(a)" through "(e)" above.

      2.25  LEGAL PROCEEDINGS; ORDERS.

            (a) Except as set forth in Part 2.25(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and no Person has threatened to commence any Legal Proceeding: (i) that involves ICMOSA or FoodsSub or that otherwise relates to or might affect the business or any of the assets of ICMOSA or FoodsSub (whether or not ICMOSA or FoodsSub is named as a party thereto); or
(ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. Except as set forth in Part 2.25(a) of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Legal Proceeding. Except as set forth in Part 2.25(a) of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or against ICMOSA or FoodsSub, and no Legal Proceeding has ever been commenced by or against UniMark with respect to ICMOSA or FoodsSub. UniMark, ICMOSA and FoodsSub have caused to be delivered to Purchaser accurate and complete copies of all pleadings, correspondence and other written materials (to which UniMark, ICMOSA or FoodsSub has access) that relate to the Legal Proceedings identified in Part 2.25(a) of the Disclosure Schedule.

            (b) Except as set forth in Part 2.25(b) of the Disclosure Schedule, there is no Order to which ICMOSA or FoodsSub, or any of the assets owned or used by ICMOSA or FoodsSub, is subject; and no Related Party is subject to any Order that relates to ICMOSA's or FoodsSub's business or to any of the assets of ICMOSA or FoodsSub. To the best of the knowledge of UniMark and ICMOSA, no employee of ICMOSA is subject to any Order that may materially interfere with such employee's ability to engage in or continue any conduct, activity or practice relating to the business of ICMOSA. To the best of the knowledge of UniMark and ICMOSA, there is no proposed Order that, if issued or otherwise put into effect, (i) would have a Material Adverse Effect or (ii) would have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions.

      2.26 ADVERSE ACTIONS AND CIRCUMSTANCES AFFECTING ICMOSA, FOODSSUB AND UNIMARK; SOLVENCY OF FOODSSUB AND UNIMARK.

            (a) Except as set forth in Part 2.26(a) of the Disclosure Schedule, none of UniMark, ICMOSA or FoodsSub has, at any time, (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against it, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or any portion of its assets, (iv) admitted in writing its inability to pay its debts as they become due, (v) been convicted of, or pleaded guilty or no contest to, any felony or (vi) taken or been the subject of any action that would have an adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements.

            (b) Except as set forth in Part 2.26(b) of the Disclosure Schedule, no Order has been issued, no petition has been presented or made and no resolution has been adopted for or relating to the dissolution, winding-up, liquidation or administration of UniMark, ICMOSA or FoodsSub, and there is not now outstanding nor has there ever been: (i) any petition or order for the dissolution, winding-up, liquidation or administration of UniMark, ICMOSA or FoodsSub; (ii) any appointment of a receiver over all or any portion of the assets of UniMark, ICMOSA or FoodsSub; (iii) any voluntary arrangement between UniMark, ICMOSA or FoodsSub and any creditor; (iv) any distress or execution or other process levied in respect of UniMark, ICMOSA or FoodsSub which remains undischarged; or (v) any unfulfilled or unsatisfied judgment or court order against UniMark, ICMOSA or FoodsSub. UniMark has no current intent to propose, authorize or effect any dissolution, winding-up, liquidation, administration or other matter of the type referred to in the preceding sentence.

            (c) To the best of the knowledge of UniMark, ICMOSA and FoodsSub, except as set forth in Part 2.26(c) of the Disclosure Schedule, there are no circumstances that would entitle any Person to present a petition for the dissolution, winding-up, liquidation or administration of UniMark, ICMOSA or FoodsSub or to appoint a receiver over all or any portion of the assets of UniMark, ICMOSA or FoodsSub.

            (d) Taking into account the amounts to be received by UniMark and FoodsSub in connection with the Contemplated Transactions, and the timing of receipt of such amounts, neither UniMark nor FoodsSub has incurred or intends to incur, and, to the best of the knowledge of UniMark and FoodsSub, neither UniMark nor FoodsSub will incur, "debts" (within the meaning of the Uniform Fraudulent Transfer Act, the United States Bankruptcy Code or any other applicable Legal Requirement) beyond its ability to pay such "debts" as they become due.

            (e) The value of UniMark's assets, at fair valuations, exceeds UniMark's "debts" (within the meaning of the Uniform Fraudulent Transfer Act and the United States Bankruptcy Code) and the value of FoodsSub's assets, at fair valuations, exceeds FoodsSub's "debts." After giving effect to the Contemplated Transactions, the value of UniMark's assets, at fair valuations, will exceed UniMark's "debts" (within the meaning of the Uniform Fraudulent Transfer Act and the United States Bankruptcy Code) and the value of FoodsSub's assets, at fair valuations, will exceed FoodsSub's "debts."

            (f) After giving effect to the Contemplated Transactions, UniMark will have capital and assets that are not unreasonably small in relation to its business or proposed transactions and FoodsSub will have capital and assets that are not unreasonably small in relation to its business or proposed transactions.

      2.27  AUTHORITY; BINDING NATURE OF AGREEMENTS.

            (a) Each of UniMark, ICMOSA and FoodsSub has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is or may become a party; and the execution, delivery and performance by each of UniMark, ICMOSA and FoodsSub of each of the Transactional Agreements to which it is or may become a party have been duly authorized by all necessary action on the part of UniMark, ICMOSA and FoodsSub, the boards of directors and officers of UniMark, ICMOSA and FoodsSub and the shareholders of ICMOSA and FoodsSub.

            (b) No vote of the shareholders of UniMark is required (under the Texas Business Corporation Act, under other applicable Legal Requirements, under UniMark's articles of incorporation or otherwise) to authorize or permit the consummation of any of the Contemplated Transactions. Without limiting the generality of the foregoing, (i) the Contemplated Transactions (including the sale of the ICMOSA Shares and the Specified Assets) do not constitute a sale, lease, exchange or other disposition of all, or substantially all, the property and assets of UniMark (within the meaning of Part Five of the Texas Business Corporation Act), (ii) the Contemplated Transactions (including the sale of the ICMOSA Shares and the Specified Assets) are not outside the usual and regular course of UniMark's business (within the meaning of Section 5.9 of Part Five of the Texas Business Corporation Act) and (iii) all or a portion of the consideration received by UniMark in connection with the sale of the

ICMOSA Shares and Specified Assets will be applied to the conduct of a business in which UniMark engages following the consummation of the Contemplated Transactions.

            (c) This Agreement constitutes the legal, valid and binding obligation of UniMark, ICMOSA and FoodsSub, enforceable against each of UniMark, ICMOSA and FoodsSub in accordance with its terms. Upon the execution of each of the other Transactional Agreements, each of such other Transactional Agreements to which UniMark, ICMOSA or FoodsSub is a party will constitute the legal, valid and binding obligation of each of the parties thereto and will be enforceable against such parties in accordance with its terms.

            (d) Rafael Vaquero, Eduardo Vaquero and Ruben Conchas are, and since January 1, 2000 have been, the only Persons authorized to enter into Contracts on behalf of ICMOSA.

      2.28  NON-CONTRAVENTION; CONSENTS.

            (a) Except as set forth in Part 2.28(a) of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

                  (i) violate the certificate of incorporation, charter of incorporation, deed of incorporation, by-laws or other charter or organizational documents of UniMark, ICMOSA or FoodsSub;

                  (ii) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of UniMark, ICMOSA or FoodsSub, or any of their assets, is subject;

                  (iii) cause Purchaser or any affiliate of Purchaser to become subject to, or to become liable for the payment of, any Tax;

                  (iv) cause any of ICMOSA's assets or any of the Specified Assets to be reassessed or revalued by any taxing authority or other Governmental Body;

                  (v) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is to be included in the Specified Assets or is held by ICMOSA or any employee of ICMOSA;

                  (vi) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any ICMOSA Contract, any FoodsSub Contract or any Contract to which UniMark is a party or by which UniMark is bound;

                  (vii) give any Person the right to (A) declare a default or exercise any remedy under any ICMOSA Contract, (B) accelerate the maturity or performance of any

      ICMOSA Contract, or (C) cancel, terminate or modify anyICMOSA Contract, any FoodsSub Contract or any Contract to which UniMark is a party or by which UniMark is bound; or

                  (viii) result in the imposition or creation of any Lien upon or with respect to any of the Specified Assets or any of the assets of ICMOSA.

            (b) Except as set forth in Part 2.28(b) of the Disclosure Schedule, none of UniMark, ICMOSA or FoodsSub was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person, including the Mexican Federal Competition Commission, in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Contemplated Transactions.

            (c) There is no "control share" statute, anti-takeover statute or other similar statute or Legal Requirement that is or will be applicable to any of the Transactional Agreements or to any of the Contemplated Transactions.

      2.29 FAIRNESS OPINION. UniMark's board of directors has received the written opinion of Comstock Valuation Advisors ("COMSTOCK"), financial advisor to UniMark, dated the date of this Agreement, to the effect that (a) the purchase price payable by Purchaser pursuant to Section 1.1(b) for the ICMOSA Shares owned by UniMark is fair to UniMark from a financial point of view and
(b) the purchase price payable by Purchaser pursuant to Section 1.2(b) for the Specified Assets is fair to FoodsSub and UniMark from a financial point of view. UniMark has furnished an accurate and complete copy of said written opinion to Purchaser.

      2.30 FINANCIAL ADVISOR. Except for Comstock, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with any of the Contemplated Transactions based upon arrangements made by or on behalf of UniMark, ICMOSA or FoodsSub.

      2.31 NO DISCUSSIONS. None of UniMark, ICMOSA or FoodsSub, and no Representative of UniMark, ICMOSA or FoodsSub, is engaged, directly or indirectly, in any discussions or negotiations with any Person regarding any Acquisition Proposal. There has been no breach of any provision of the letter agreement dated April 3, 2004, among UniMark, ICMOSA and Purchaser, as amended.

      2.32  FULL DISCLOSURE.

            (a) None of the Transactional Agreements contains or will contain any untrue statement of fact; and none of the Transactional Agreements omits or will omit to state any fact (other than a fact set forth in the UniMark SEC Documents filed with the SEC prior to the date of this Agreement) necessary to make any of the representations, warranties or other statements or information contained therein not misleading. All of the information set forth in the Disclosure Schedule, and all other information regarding UniMark, ICMOSA and FoodsSub and their businesses, condition, assets, liabilities, operations, financial performance and prospects that has been furnished to Purchaser or any of Purchaser's Representatives by or on behalf of UniMark, ICMOSA or FoodsSub or by any Representative of UniMark, ICMOSA or FoodsSub, is accurate and complete in all respects.

            (b) Each of Jakes Jordaan and David Ziegler has (i) carefully reviewed this Agreement (including the representations and warranties set forth in Section 2), and the Disclosure Schedule, and has had sufficient opportunity to make any modifications to the Agreement or the Disclosure Schedule as he deemed to be necessary or appropriate and (ii) engaged in discussions with each of Rafael Vaquero, Eduardo Vaquero and Ruben Conchas relating to the accuracy and completeness of the representations, warranties and other statements and information contained in the Agreement and the Disclosure Schedule.

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

      Purchaser represents and warrants, to and for the benefit of UniMark, ICMOSA and FoodsSub, as follows:

      3.1 DUE INCORPORATION. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

      3.2 ACQUISITION OF ICMOSA SHARES. Purchaser and the Designated Affiliate are not acquiring the ICMOSA Shares with the current intention of making a public distribution thereof.

      3.3 AUTHORITY; BINDING NATURE OF AGREEMENT. Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, and the execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all necessary action on the part of Purchaser and its board of directors. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

      3.4 NON-CONTRAVENTION. The execution and delivery of this Agreement by Purchaser and the purchase by Purchaser of the ICMOSA Shares owned by UniMark and the Specified Assets will not: (a) conflict with the certificate of incorporation or bylaws of Purchaser; or (b) result in a violation by Purchaser of any Legal Requirement or Order to which Purchaser is subject, except for any violation that will not materially interfere with Purchaser's ability to perform its material obligations under this Agreement.

4. PRE-CLOSING COVENANTS OF THE PARTIES.

      4.1 ACCESS AND INVESTIGATION. UniMark, ICMOSA and FoodsSub shall ensure that, at all times during the Pre-Closing Period, (a) UniMark, ICMOSA and FoodsSub and their Representatives will provide Purchaser and its Representatives with free and complete access to UniMark, ICMOSA and FoodsSub, to all Representatives, personnel and assets of UniMark, ICMOSA and FoodsSub and to all existing books, records, Tax Returns, work papers and other documents and information relating to ICMOSA and FoodsSub, (b) UniMark, ICMOSA and FoodsSub and their Representatives will provide Purchaser and its Representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to ICMOSA and FoodsSub as Purchaser may request in good faith and (c) UniMark, ICMOSA and FoodsSub and their Representatives will compile and provide Purchaser and its Representatives with such additional financial, operating and other data and information regarding ICMOSA and FoodsSub as Purchaser may request in good faith. Without limiting the generality of any of the foregoing, during the Pre-Closing Period, UniMark, ICMOSA and FoodsSub shall promptly provide Purchaser with copies of:

                  (i) all material operating and financial reports prepared by or relating to ICMOSA and FoodsSub including (A) the unaudited monthly balance sheets of ICMOSA and the related unaudited monthly statements of income and retained earnings and cash flows and (B) any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports or capital expenditure reports relating to the business of ICMOSA or FoodsSub;

                  (ii) any material notice, document or other communication sent by or on behalf of UniMark, ICMOSA or FoodsSub to any party to any ICMOSA Contract or FoodsSub Contract or sent to UniMark, ICMOSA or FoodsSub by any party to any ICMOSA Contract or FoodsSub Contract (other than any communication that relates solely to routine commercial transactions between ICMOSA or FoodsSub and the other party to any such Contract and that is sent in the Ordinary Course of Business);

                  (iii) any notice, report or other document filed with or sent to any Governmental Body on behalf of UniMark, ICMOSA or FoodsSub in connection with any of the Contemplated Transactions; and

                  (iv) any material notice, report or other document (A) received by ICMOSA or FoodsSub from any Governmental Body or (B) received by UniMark from any Governmental Body in connection with any of the Contemplated Transactions.

      4.2   OPERATION OF ICMOSA AND FOODSSUB BUSINESSES.

            (a) During the Pre-Closing Period, UniMark, ICMOSA and FoodsSub shall ensure that: (i) ICMOSA and FoodsSub conduct their respective businesses and operations in the Ordinary Course of Business and in compliance with all material Legal Requirements and the requirements of all ICMOSA Contracts and FoodsSub Contracts; (ii) ICMOSA and FoodsSub preserve intact their current business organizations, keep available the services of their current officers and employees and maintain their relations and goodwill with all suppliers, growers, customers, landlords, creditors, employees and other Persons having business relationships with either or both of them; (iii) ICMOSA and FoodsSub keep in full force all insurance policies referred to in Section 2.22; (iv) Purchaser receives prompt written notice of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions and (B) any Legal Proceeding commenced or threatened against, relating to or involving or otherwise affecting ICMOSA or FoodsSub; and (v) the officers of UniMark, ICMOSA and FoodsSub report regularly to Purchaser concerning the status of ICMOSA's business and FoodsSub's business.

            (b) During the Pre-Closing Period, ICMOSA shall not (without the prior written consent of Purchaser):

                  (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                  (ii)  sell, issue, grant or authorize the issuance or grant of
      (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security or (C) any instrument convertible into or exchangeable for any capital stock or other security;

                  (iii) amend or permit the adoption of any amendment to its charter of incorporation, deed of incorporation or by-laws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

                  (iv) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

                  (v) make any capital expenditure in any calendar month that, when aggregated with all other capital expenditures made by or on behalf of ICMOSA in such calendar month, exceeds U.S.$25,000 or MX$250,000;

                  (vi) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract;

                  (vii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for (A) raw fruit acquired in the Ordinary Course of Business pursuant to existing supply agreements and (B) immaterial assets acquired, leased, licensed or disposed of by ICMOSA in the Ordinary Course of Business), or waive or relinquish any material right;

                  (viii) write off as uncollectible, or establish any extraordinary reserve with respect to, any receivable or other indebtedness;

                  (ix) make any pledge of any of its assets or permit any of its assets to become subject to any Lien, except for any Lien that does not detract from the value of such assets or impair the operations of ICMOSA;

                  (x) lend money to any Person, or incur or guarantee any indebtedness;

                  (xi) establish, adopt or amend any ICMOSA Employee Benefit Plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any ICMOSA Associate (except that ICMOSA (A) may make routine, reasonable salary increases in the Ordinary Course of Business in connection with ICMOSA's customary employee review process and (B) may make customary bonus payments and profit sharing payments in the Ordinary Course of Business in accordance with existing bonus and profit sharing plans referred to in Part 2.19(k) of the Disclosure Schedule);

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

                  (xii) hire any employee with an annual base salary in excess of MX$250,000, or promote any employee except in order to fill a position vacated after the date of this Agreement;

                  (xiii) change any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices, in any respect;

                  (xiv) make any Tax election;

                  (xv)  commence or settle any Legal Proceeding;

                  (xvi) make any payment with respect to, or discharge (in whole or in part), any account payable owed to UniMark or FoodsSub or make any other payment to or enter into any Contract, transaction or arrangement with any Related Party;

                  (xvii) enter into any material transaction or take any other material action outside the Ordinary Course of Business; or

                  (xviii) agree, commit, offer or attempt to take any of the actions described in clauses "(i)" through "(xvii)" of this Section 4.2(b).

            (c) During the Pre-Closing Period, FoodsSub shall not (without the prior written consent of Purchaser):

                  (i) directly or indirectly sell or otherwise transfer any of the Specified Assets or any interest in or right relating to any of the Specified Assets;

                  (ii) permit any of the Specified Assets to become subject, directly or indirectly, to any Lien;

                  (iii) enter into or permit any of the assets owned or used by FoodsSub to become bound by any Contract;

                  (iv) enter into any transaction or take any other action outside the Ordinary Course of Business;

                  (v) change any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices, in any respect; or

                  (vi) agree, commit, offer or attempt to take any of the actions described in clauses "(i)" through "(v)" of this Section 4.2(c).

      4.3 REIMBURSEMENT OR PAYMENT BY PURCHASER OF CERTAIN TRANSACTION-RELATED EXPENSES.

            (a) During the Pre-Closing Period, so long as none of UniMark, ICMOSA or FoodsSub shall have committed a material uncured breach of any provision of any of the Transactional Agreements or the Supply Agreement, Purchaser shall (within ten business days after Purchaser's receipt of copies of appropriate invoices accompanied by reasonable supporting documentation) reimburse UniMark for, or (at Purchaser's sole election) pay on behalf of and for the account of UniMark, any Reimbursable Transaction-Related Expenses (as defined below) actually incurred by UniMark during the period from January 1, 2004 through the end of the Pre-Closing Period with respect to professional services rendered to UniMark during such period. For purposes of this Section 4.3, "REIMBURSABLE TRANSACTION-RELATED EXPENSES" shall mean only those reasonable out-of-pocket expenses paid or required to be paid by UniMark: (i) to Mancera Ernst & Young for auditing ICMOSA's financial statements as of and for the year ended December 31, 2003; (ii) to Jordaan & Riley PLLC and Galicia y Robles, S.C. for legal services relating directly to the sale by UniMark to Purchaser of the ICMOSA Shares owned by UniMark and the sale by FoodsSub to Purchaser of the Specified Assets; and (iii) to Comstock for services related directly to the provision of the fairness opinion referred to in Section 2.29.

            (b) Purchaser's obligation to reimburse UniMark for Reimbursable Transaction-Related Expenses pursuant to this Section 4.3 shall be limited to U.S.$350,000 in the aggregate, and shall terminate upon any material breach on the part of UniMark, ICMOSA or FoodsSub of any Transactional Agreement or the Supply Agreement. For purposes of this Agreement, any interruption of supply under the Supply Agreement shall be deemed a material breach of the Supply Agreement by FoodsSub and ICMOSA.

            (c) The aggregate amount of all reimbursements and other payments made by Purchaser with respect to Reimbursable Transaction-Related Expenses shall be credited against the purchase price payable by Purchaser pursuant to
Section 1.1(b) for the ICMOSA Shares owned by UniMark. UniMark shall be required to refund to Purchaser the aggregate amount of all reimbursements and other payments made by Purchaser with respect to Reimbursable Transaction Related Expenses under the circumstances set forth in Section 7.3.

      4.4   NO SOLICITATION.

            (a) None of UniMark, ICMOSA or FoodsSub shall, directly or indirectly, and UniMark, ICMOSA and FoodsSub shall ensure that none of their Representatives will, directly or indirectly, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding ICMOSA or FoodsSub to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction. Without limiting the generality of the foregoing, UniMark acknowledges and agrees that any action inconsistent with any of the provisions set forth in the preceding sentence taken by any Representative of UniMark, ICMOSA or FoodsSub, whether or not such Representative is purporting to act on behalf of UniMark, ICMOSA or FoodsSub, shall be deemed to constitute a breach of this Section 4.4 by UniMark.

            (b) UniMark shall promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal, Acquisition Inquiry or request for nonpublic information) advise Purchaser orally and in writing of any Acquisition Proposal, Acquisition Inquiry or request for nonpublic information relating to ICMOSA or FoodsSub (including the identity of the Person making or submitting such Acquisition Proposal, Acquisition Inquiry or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. UniMark shall keep Purchaser fully informed with respect to the status of any such Acquisition Proposal, Acquisition Inquiry or request and any modification or proposed modification thereto.

            (c) UniMark, ICMOSA and FoodsSub shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal or Acquisition Inquiry.

            (d) UniMark, ICMOSA and FoodsSub agree not to release or permit the release of any Person from, and not to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which ICMOSA or FoodsSub is a party or under which ICMOSA or FoodsSub has any rights or that relates in any way to ICMOSA or FoodsSub or to any confidential information of or regarding ICMOSA or FoodsSub. UniMark, ICMOSA and FoodsSub shall cause each such agreement to be enforced, to the extent requested by Purchaser. UniMark, ICMOSA and FoodsSub also shall promptly request each Person that has executed, on or after January 1, 2001, a confidentiality agreement under which UniMark, ICMOSA or FoodsSub has any rights to return all confidential information ever furnished to such Person with respect to ICMOSA or FoodsSub.

      4.5   FILINGS AND CONSENTS.

            (a) Each of UniMark, ICMOSA and FoodsSub shall use commercially reasonable efforts to ensure that each Consent required to be obtained (pursuant to any applicable Legal Requirement, Order or Contract, or otherwise) by UniMark, ICMOSA or FoodsSub in connection with the execution and delivery of any of the Transactional Agreements or in connection with any of the Contemplated Transactions (including each of the Consents identified in Part 2.28(b) of the Disclosure Schedule) is obtained as soon as possible after the date of this Agreement and remains in full force and effect through the Closing Date.

            (b)   UniMark, ICMOSA and FoodsSub shall ensure that:

                  (i) each filing or notice required to be made or given (pursuant to any applicable Legal Requirement, Order or Contract, or otherwise) by UniMark, ICMOSA or FoodsSub in connection with the execution and delivery of any of the Transactional Agreements or in connection with any of the Contemplated Transactions (including each filing and notice identified in Part 2.28(b) of the Disclosure Schedule) is made or given as soon as possible after the date of this Agreement;

                  (ii) UniMark, ICMOSA and FoodsSub promptly cause to be delivered to Purchaser a copy of each filing made, each notice given and each Consent obtained by UniMark, ICMOSA or FoodsSub during the Pre-Closing Period; and

                  (iii) UniMark, ICMOSA and FoodsSub and their Representatives cooperate with Purchaser and with Purchaser's Representatives, and prepare and make available such documents and take such other actions as Purchaser may request in good faith, in connection with any filing, notice or Consent that Purchaser is required or elects to make, give or obtain in connection with any of the Contemplated Transactions.

      4.6   NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

            (a) During the Pre-Closing Period, UniMark, ICMOSA and FoodsSub shall promptly notify Purchaser in writing of: (i) the discovery by UniMark, ICMOSA or FoodsSub of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of any representation or warranty made by UniMark, ICMOSA or FoodsSub in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a breach of any representation or warranty made by UniMark, ICMOSA or FoodsSub in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of UniMark, ICMOSA or FoodsSub; and (iv) any event, condition, fact or circumstance that may interfere with the timely satisfaction of any of the conditions set forth in Section 5. Without limiting the generality of the foregoing, UniMark, ICMOSA and FoodsSub shall promptly advise Purchaser in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to ICMOSA or FoodsSub or any of the assets of ICMOSA or FoodsSub. No notification given to Purchaser pursuant to this Section 4.6(a) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the parties contained in this Agreement.

            (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.6(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then UniMark, ICMOSA and FoodsSub shall promptly cause to be delivered to Purchaser an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by UniMark, ICMOSA or FoodsSub in this Agreement or in the Closing Certificate or (ii) determining whether any of the conditions set forth in Section 5 have been satisfied.

      4.7 NO TRANSFER OF ICMOSA SHARES. During the Pre-Closing Period, neither UniMark nor Rafael Vaquero shall, directly or indirectly, cause or permit (a) any sale, pledge or other disposition of any of the ICMOSA Shares or any interest in any of the ICMOSA Shares, (b) any of the ICMOSA Shares to be deposited into a voting trust or (c) the granting of a proxy or entry into of a voting agreement or similar agreement with respect to any of the ICMOSA Shares.

      4.8 COMMERCIALLY REASONABLE EFFORTS. During the Pre-Closing Period, each of UniMark, ICMOSA, FoodsSub, Rafael Vaquero, Eduardo Vaquero, Ruben Conchas, David

Ziegler and Jakes Jordaan shall use commercially reasonable efforts to cause the conditions set forth in Section 5 to be satisfied on a timely basis.

5. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE. Purchaser's obligation to purchase the ICMOSA Shares owned by UniMark, to purchase the Specified Assets and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part, in accordance with Section 10.15):

      5.1 ACCURACY OF REPRESENTATIONS. The representations and warranties of UniMark, ICMOSA and FoodsSub contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Scheduled Closing Time as if made at and as of the Scheduled Closing Time; provided, however, that, for purposes of determining the accuracy of such representations and warranties: (i) all materiality qualifications contained in such representations and warranties shall be disregarded; and (ii) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

      5.2   PERFORMANCE OF OBLIGATIONS.

            (a) UniMark, ICMOSA, FoodsSub, Rafael Vaquero, Eduardo Vaquero, Ruben Conchas, David Ziegler and Jakes Jordaan shall have executed and delivered each of the agreements and other documents required to be delivered pursuant to
Section 1.4(b).

            (b) Each of the other covenants and obligations that UniMark, ICMOSA, FoodsSub, Rafael Vaquero, Eduardo Vaquero, Ruben Conchas, David Ziegler and Jakes Jordaan are required to comply with or to perform at or prior to the Closing (including the covenants and obligations of UniMark, ICMOSA, FoodsSub, Rafael Vaquero, Eduardo Vaquero, Ruben Conchas, David Ziegler and Jakes Jordaan under the Transactional Agreements and the covenants and obligations of ICMOSA and FoodsSub under the Supply Agreement) shall have been duly complied with and performed in all material respects.

      5.3 CONSENTS. All Consents required to be obtained in connection with Contemplated Transactions, including each Consent identified in Part 2.28(b) of the Disclosure Schedule, shall have been obtained and shall be in full force and effect.

      5.4 NO MATERIAL ADVERSE EFFECT. There shall have been no Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Material Adverse Effect.

      5.5 NO MATERIAL ADVERSE MARKET, FINANCIAL OR OTHER DEVELOPMENTS. There shall not have occurred (a) any general suspension of trading in securities on the New York Stock Exchange, The Nasdaq Stock Market or any other United States or Mexican securities market, (b) any declaration by a Governmental Body of a banking moratorium in the United States or Mexico or any suspension of payments in respect of banks or other financial institutions in the United States or Mexico or (c) any war, armed hostilities, act of terrorism or other material adverse development that directly or indirectly involves the United States or Mexico or that has had or could reasonably be expected to have an adverse impact on United States or Mexican financial or agricultural markets, or on the business of Purchaser, ICMOSA, FoodsSub or any significant customer of or supplier to Purchaser, ICMOSA or FoodsSub.

      5.6 NONCOMPETITION AGREEMENTS. The Noncompetition Agreements shall remain in full force and effect.

      5.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the sale by UniMark or the purchase by Purchaser of any of the ICMOSA Shares owned by UniMark, or preventing the sale by FoodsSub or the purchase by Purchaser of any of the Specified Assets, shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect.

      5.8 NO LITIGATION. There shall not be pending, and there shall not have been threatened, any Legal Proceeding: (a) challenging or seeking to restrain or prohibit any of the Contemplated Transactions; (b) relating to any of the Contemplated Transactions and seeking to obtain from Purchaser or ICMOSA any damages or other relief that may be material to Purchaser or ICMOSA; (c) seeking to prohibit or limit in any material respect Purchaser's ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to any of the ICMOSA Shares; (d) that could materially and adversely affect the right or ability of ICMOSA to own any of its assets or operate its business or the right or ability of Purchaser to own or operate any of the Specified Assets or the business of FoodsSub; or (e) seeking to compel ICMOSA, FoodsSub, Purchaser or any affiliate of Purchaser to dispose of or hold separate any material assets as a result of any of the Contemplated Transactions.

      5.9 SOLVENCY ASSURANCES. Purchaser shall have received written assurances from UniMark and FoodsSub, satisfactory in form and substance to Purchaser, as to the solvency of UniMark and FoodsSub.

      5.10 BANK ASSURANCES. Purchaser shall have received binding written assurances from each of the Mexican Banks, satisfactory in form and substance to Purchaser, confirming that, at or immediately following the Closing, the Mexican Banks will forgive the entire amount of ICMOSA's indebtedness (including principal, interest and any other amounts owing) to the Mexican Banks, and will release all Liens on ICMOSA's assets, in exchange for cash payments not to exceed U.S.$4,650,000 in the aggregate.

      5.11 IHMSA ASSURANCES. Purchaser shall have received binding written assurances from IHMSA and Union de Credito de Allende, satisfactory in form and substance to Purchaser, confirming that (a) at or immediately following the Closing, ICMOSA will acquire good, valid and marketable title (free of any security interest of Union de Credito de Allende, and free of any other Liens) to the IHMSA Facility and all related assets upon payment to IHMSA of an amount not to exceed MX$11,100,000 and (b) the IHMSA Facility and related assets are in good condition and repair, comply with and are being operated in compliance with all applicable Legal Requirements and otherwise conform to the descriptions and requirements set forth in Schedule 5.11.

      5.12 CONTINUED EMPLOYMENT. Purchaser shall have received satisfactory evidence that, following the Closing, (a) Rafael Vaquero and Ruben Conchas intend to continue their employment with ICMOSA and (b) at least 75% of the ICMOSA employees listed in Part 2.19(a)(2) of the Disclosure Schedule intend to continue their employment with ICMOSA.

      5.13 SUPPLY AGREEMENT. There shall have been no material uncured breach of any covenant or obligation of ICMOSA or FoodsSub under the Supply Agreement.

      5.14 ADDITIONAL DOCUMENTS. Purchaser and ICMOSA shall have received the following documents, each of which shall remain in full force and effect: (a) an estoppel certificate or similar certificate, satisfactory in form and substance to Purchaser, from each Person listed on Schedule 5.14; (b) a Release Agreement in the form of EXHIBIT B-5 executed on behalf of Cardinal-UniMark Partners, L.P.; and (c) such other documents as Purchaser may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by UniMark, ICMOSA or FoodsSub, (ii) evidencing the compliance by UniMark, ICMOSA, FoodsSub, Rafael Vaquero, Eduardo Vaquero, Ruben Conchas, David Ziegler or Jakes Jordaan with, or the performance by UniMark, ICMOSA, FoodsSub, Rafael Vaquero, Eduardo Vaquero, Ruben Conchas, David Ziegler or Jakes Jordaan of, any covenant or obligation set forth in any of the Transactional Agreements or the Supply Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 5 or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

6. CONDITIONS PRECEDENT TO UNIMARK'S AND FOODSSUB'S OBLIGATIONS TO CLOSE. The obligations of UniMark and FoodsSub to sell the ICMOSA Shares owned by UniMark and to sell the Specified Assets to Purchaser, and to take the other actions required to be taken by UniMark and FoodsSub at the Closing, are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived, in whole or in part, by UniMark in accordance with Section 10.15):

      6.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by Purchaser in Section 3 shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time, disregarding any inaccuracies in such representations and warranties that would not materially interfere with Purchaser's ability to perform its material obligations under this Agreement.

      6.2 PERFORMANCE OF OBLIGATIONS. All of the material covenants and obligations that Purchaser is required to comply with or to perform pursuant to this Agreement at or prior to the Closing shall have been complied with and performed in all material respects.

      6.3 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the sale by UniMark, Rafael Vaquero and FoodsSub of the ICMOSA Shares and the Specified Assets shall have been issued by any court of competent jurisdiction and remain in effect.

      6.4 NO UNIMARK LIABILITY UNDER BANORTE GUARANTEE. UniMark shall have received assurances from Banco Mercantil del Norte, S.A. ("BANORTE") that, upon the extinguishing of ICMOSA's indebtedness to Banorte at or immediately following the Closing, UniMark will be released from all liability under UniMark's guarantee of ICMOSA's indebtedness to Banorte.

7. TERMINATION.

      7.1   RIGHT TO TERMINATE. This Agreement may be terminated prior to the
Closing:

            (a)   by mutual written consent of Purchaser and UniMark;

            (b) by Purchaser at or at any time after the Scheduled Closing Time, if any of the conditions set forth in Section 5 shall not have been satisfied or waived;

            (c) by either Purchaser or UniMark if the Closing shall not have occurred by September 13, 2004; provided, however, that (i) a party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(c) if the failure of the Closing to take place by September 13, 2004 is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement required to be performed by such party at or prior to the Closing and
(ii) UniMark shall not be permitted to terminate this Agreement pursuant to this
Section 7.1(c) unless UniMark shall have made all payments required to be made to Purchaser pursuant to Section 7.3;

            (d) by either Purchaser or UniMark if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Contemplated Transactions; provided, however, that UniMark shall not be permitted to terminate this Agreement pursuant to this Section 7.1(d) unless UniMark shall have made all payments required to be made to Purchaser pursuant to Section 7.3;

            (e) by Purchaser if Purchaser determines in good faith that it would be impossible for a condition set forth in Section 5 to be satisfied by September 13, 2004;

            (f) by Purchaser if there shall have been any material breach of the Supply Agreement by ICMOSA or FoodsSub;

            (g) by Purchaser if a Material Adverse Effect shall have occurred or an event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Material Adverse Effect;

            (h) by Purchaser if (i) any of the representations and warranties set forth in Section 2 shall have been inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 5.1 would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date, (A) all materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (B) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded) or (ii) any covenant or obligation of UniMark, ICMOSA, FoodsSub, Rafael Vaquero, Eduardo Vaquero, Ruben Conchas, David Ziegler or Jakes Jordaan contained in this Agreement shall have been breached such that the condition set forth in Section 5.2(b) would not be satisfied; provided, however, that if a breach of a covenant or obligation by UniMark, ICMOSA, FoodsSub, Rafael Vaquero, Eduardo Vaquero, Ruben Conchas, David Ziegler or Jakes Jordaan is curable by the breaching party and the breaching party is continuing to exercise commercially reasonable efforts to cure such breach, then Purchaser may not terminate this Agreement under this Section 7.1(h) on account of such breach unless such breach shall remain uncured for a period of 10 days commencing on the date that Purchaser gives the breaching party notice of such breach; or

                  (i) by UniMark if (i) any of Purchaser's representations and warranties set forth in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that the condition set forth in Section 6.1 would not be satisfied or (ii) any of Purchaser's covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; provided, however, that if a breach of a covenant or obligation by Purchaser is curable by Purchaser and Purchaser is continuing to exercise commercially reasonable efforts to cure such breach, then UniMark may not terminate this Agreement under this Section 7.1(i) on account of such breach unless such breach shall remain uncured for a period of 10 days commencing on the date that UniMark gives Purchaser notice of such breach.

      7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 7.2 and Sections 7.3 and 10 shall survive the termination of this Agreement and shall remain in full force and effect and (b) the termination of this Agreement shall not relieve any party from any liability for any inaccuracy in or breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

      7.3   PAYMENTS TO PURCHASER.

            (a) Except as set forth in this Section 7.3 and in Sections 1.3(a), 4.3(b) and 10.6, all fees and expenses incurred in connection with the Transactional Agreements and the Contemplated Transactions shall be paid by the party incurring such fees and expenses, whether or not the Closing occurs; provided, however, that:

                  (i) if (A) this Agreement is terminated by Purchaser pursuant to Section 7.1(f), Section 7.1(g) or Section 7.1(h) or (B) this Agreement is terminated by UniMark, then (without limiting any obligation of UniMark to make any payment required to be made to Purchaser pursuant to clause "(ii)" below) UniMark shall make a nonrefundable cash payment to Purchaser, no later than two business days after the termination of this Agreement, in an amount equal to the aggregate amount of all reimbursements and other payments previously made by Purchaser pursuant to
      Section 4.3; and

                  (ii) if this Agreement is terminated pursuant to Section 7.1(f) or Section 7.1(h), then (without limiting any obligation of UniMark to make any payment required to be made to Purchaser pursuant to clause "(i)" above), UniMark shall make a nonrefundable cash payment to Purchaser, no later than two business days after the termination of this Agreement, in an amount equal to the aggregate amount of all fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Purchaser and its affiliates in connection with the preparation and negotiation of the Transactional Agreements and otherwise in connection with any of the Contemplated Transactions.

            (b)   If UniMark fails to pay when due any amount payable under this
Section 7.3, then (i) UniMark shall reimburse Purchaser for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Purchaser of its rights under this Section 7.3 and (ii) UniMark shall pay to Purchaser interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Purchaser in full) at a rate per annum 350 basis points over the "prime rate" (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

      7.4 NONEXCLUSIVITY OF TERMINATION RIGHTS. The termination rights provided in Section 7.1 shall not be deemed to be exclusive. Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to
Section 7.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

8. INDEMNIFICATION, ETC.

      8.1   SURVIVAL OF REPRESENTATIONS AND COVENANTS.

            (a) Except as set forth in Section 8.1(b), the representations, warranties, covenants and obligations of each party to this Agreement shall survive (without limitation): (i) the Closing and the sale of the Specified Assets, and the ICMOSA Shares owned by UniMark, to Purchaser; (ii) any subsequent sale or other disposition of any or all of the Specified Assets or ICMOSA Shares by Purchaser; and (iii) the death, dissolution, winding-up or liquidation of any party to this Agreement. The representations, warranties, covenants and obligations of UniMark, ICMOSA and FoodsSub, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any of the Indemnitees or any of their Representatives.

            (b) The representations and warranties set forth in Sections 2 and 3 shall expire 65 days after the Closing Date; provided, however, that

                  (i) if a Claim Notice (as defined below) relating to any representation or warranty set forth in Section 2 is given to UniMark on or prior to the date 65 days after the Closing Date, then, notwithstanding anything to the contrary contained in this Section

      8.1, such representation or warranty shall not expire, but rather shall remain in full force and effect until such time as each and every claim (including any indemnification claim asserted by any Indemnitee under Section 8.2) that is based directly or indirectly upon, or that relates directly or indirectly to, any inaccuracy or alleged inaccuracy in such representation or warranty has been fully and finally resolved, either by means of a written settlement agreement executed on behalf of UniMark and Purchaser or by means of a final, nonappealable judgment issued by a court of competent jurisdiction, and

                  (ii) if, on or prior to the Closing Date, David Ziegler or Jakes Jordaan has actual knowledge of any circumstance that constitutes or that has given rise or could be expected to give rise, directly or indirectly, to any inaccuracy in any representation or warranty set forth in Section 2, then such representation or warranty shall not expire, but rather shall remain in full force and effect for an unlimited period of time (regardless of whether any Claim Notice relating to such representation or warranty is ever given).

For purposes of this Agreement, a "CLAIM NOTICE" relating to a particular representation or warranty shall be deemed to have been given if any Indemnitee, acting in good faith, delivers to UniMark a written notice stating that such Indemnitee believes that there is or has been an inaccuracy in such representation or warranty and containing (1) a brief description of the specific facts supporting such Indemnitee's good faith belief that there is or has been such an inaccuracy and (2) a non-binding, preliminary estimate of the aggregate dollar amount of the Damages that have arisen and may arise as a direct or indirect result of such inaccuracy.

      (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made jointly and severally by UniMark, ICMOSA and FoodsSub in this Agreement.

      8.2   INDEMNIFICATION BY UNIMARK AND FOODSSUB.

            (a) UniMark and FoodsSub, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                  (i) any inaccuracy in any representation or warranty made by UniMark, ICMOSA or FoodsSub in this Agreement as of the date of this Agreement (without giving effect to any qualification as to materiality or any similar qualification contained in such representation or warranty, and without giving effect to any update to the Disclosure Schedule);

                  (ii) any inaccuracy in any representation or warranty made by UniMark, ICMOSA or FoodsSub in this Agreement as if such representation and warranty had been made on and as of the Closing Date (without giving effect to any qualification as to materiality or any similar qualification contained in such representation or warranty, and without giving effect to any update to the Disclosure Schedule);

                  (iii) any inaccuracy in any representation, warranty, statement, information or provision contained or incorporated in the Disclosure Schedule, in the Closing Certificate or in any other document delivered or otherwise made available to Purchaser or any of its Representatives by or on behalf of UniMark, ICMOSA or FoodsSub or any Representative of UniMark, ICMOSA or FoodsSub;

                  (iv) any breach of any covenant or obligation of UniMark, ICMOSA or FoodsSub contained in any of the Transactional Agreements;

                  (v) any Liability of UniMark or FoodsSub, or any failure on the part of UniMark or FoodsSub to perform or discharge any of its Liabilities;

                  (vi) any Liability to which Purchaser or any of the other Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to (A) any Taxes payable in connection with any of the Contemplated Transactions or (B) any Contract that provides for indemnification of any ICMOSA Associate;

                  (vii) any Legal Proceeding relating directly or indirectly to any actual or alleged inaccuracy, breach, Liability or matter of the type referred to in clause "(i)," "(ii)," "(iii)," "(iv)," "(v)" or "(vi)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 8).

            (b) Subject to Section 10.2, neither UniMark nor FoodsSub shall be required to make any indemnification payment pursuant to Sections 8.2(a)(i), 8.2(a)(ii) and 8.2(a)(iii) until such time as the total amount of all Damages (including the Damages arising from all inaccuracies in the representations and warranties of UniMark, ICMOSA and FoodsSub) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds U.S.$150,000. (If the total amount of such Damages exceeds U.S.$150,000, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the entire amount of such Damages, and not merely the portion of such Damages exceeding U.S.$150,000.)

      8.3   SETOFF.

            (a)   Without limiting the generality of anything contained in
Section 10.4, and in addition to any rights of setoff or other rights that Purchaser or any of the other Indemnitees may have at common law or otherwise, Purchaser shall have the right to withhold and deduct any sum that may be owed to any Indemnitee under this Section 8 from any amount otherwise payable (under
Section 1.1(b), under Section 1.2(b) or otherwise) by any Indemnitee to UniMark or any affiliate of UniMark. The withholding and deduction of any such sum shall operate for all purposes as a complete discharge (to the extent of such sum) of the obligation to pay the amount from which such sum was withheld and deducted.

            (b) If (i) Purchaser withholds and deducts any sum from the amount payable to FoodsSub under Section 1.2(b) and (ii) within 15 days after the withholding and deduction of such sum, UniMark disputes the withholding and deduction of such sum by initiating a binding arbitration proceeding in accordance with Section 10.12(b), then Purchaser shall cause such sum to remain in the Segregated Account until such dispute is resolved in accordance with
Section 10.12(b).

      8.4 NONEXCLUSIVITY OF INDEMNIFICATION REMEDIES. The indemnification remedies and other remedies provided in this Section 8 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Section 8 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

      8.5 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against Purchaser, against any other Indemnitee or against any other Person) with respect to which UniMark or FoodsSub may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 8: (a) Purchaser shall have the right to control the defense of such claim or Legal Proceeding; (b) all expenses relating to the defense of such claim or Legal Proceeding (whether or not incurred by Purchaser) shall be borne and paid exclusively by UniMark and FoodsSub; (c) UniMark and FoodsSub shall make available to Purchaser any documents and materials in the possession or control of either of UniMark or FoodsSub that may be necessary to the defense of such claim or Legal Proceeding; and (d) Purchaser shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of UniMark, which shall not be unreasonably withheld or delayed.

      8.6 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PURCHASER. No Indemnitee (other than Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

9. CERTAIN POST-CLOSING COVENANTS.

      9.1 NO DISSOLUTION BY UNIMARK. UniMark shall not be entitled to commence or effect any dissolution, winding-up or liquidation of any nature, and shall not be entitled to authorize or make any liquidating or other distribution to any of its shareholders, until the later of (a) 65 days after the Closing Date or (b) the date as of which all obligations of UniMark under the Transactional Agreements have been fully performed and discharged and any disputes relating thereto have been settled or otherwise fully resolved.

      9.2 TRANSITION SERVICES. During the 30-day period commencing on the Closing Date, FoodsSub and UniMark shall provide to Purchaser, without charge, the services described on Schedule 9.2.

      9.3   PREPARATION OF CLOSING BALANCE SHEET; PAYMENTS BY UNIMARK.

            (a) Following the Closing, Purchaser shall cause to be prepared a U.S. dollar-denominated balance sheet of ICMOSA as of the time immediately following the Closing, but before giving effect to (i) the extinguishment of ICMOSA's indebtedness to the Mexican Banks, (ii) the purchase by ICMOSA of the IHMSA Facility, (iii) the cancellation of the accounts receivable of ICMOSA described in Section 1.4(b)(xvi) and (iv) the cancellation of the accounts receivable of FoodsSub and UniMark described in Section 1.4(b)(xvii) (the "CLOSING BALANCE SHEET"). Subject to Section 10.2(d), if UniMark so requests in writing within ten days after the Closing, Purchaser shall arrange to have the Closing Balance Sheet audited by an independent accounting firm selected by Purchaser. On or before the date 65 days after the Closing Date, Purchaser shall cause to be delivered to UniMark a copy of the Closing Balance Sheet.

            (b) If the Adjusted Liability Amount (as defined below) exceeds U.S.$3,600,000, then, within one business day following the delivery of a copy of the Closing Balance Sheet to UniMark, UniMark shall pay to Purchaser, in immediately available funds (and in addition to any amount payable by UniMark to Purchaser pursuant to Section 9.3(c)), the amount by which the Adjusted Liability Amount exceeds U.S.$3,600,000. For purposes of this Section 9.3, "ADJUSTED LIABILITY AMOUNT" shall mean the aggregate dollar amount of ICMOSA's liabilities as reflected on the Closing Balance Sheet, minus the sum of the dollar amounts of the following liabilities of ICMOSA as determined by Purchaser based on the information used to prepare the Closing Balance Sheet: (i) ICMOSA's liability to the Mexican Banks; (ii) ICMOSA's accounts payable to UniMark and FoodsSub; (iii) ICMOSA's liability to IHMSA for any unpaid rent due with respect to the IHMSA Facility; and (iv) ICMOSA's liability for deferred taxes.

            (c) If the Intercompany Receivable Amount (as defined below) exceeds the Intercompany Payable Amount (as defined below) by more than U.S.$200,000, then, within one business day following the delivery of a copy of the Closing Balance Sheet to UniMark, UniMark shall pay to Purchaser, in immediately available funds (and in addition to any amount payable by UniMark to Purchaser pursuant to Section 9.3(b)), the amount by which the Intercompany Receivable Amount exceeds the sum of the Intercompany Payable Amount plus U.S.$200,000. For purposes of this Section 9.3, (i) "INTERCOMPANY RECEIVABLE AMOUNT" shall mean the sum of all amounts owed by UniMark to ICMOSA and all amounts owed by FoodsSub to ICMOSA, in each case immediately prior to the Closing and before giving effect to the cancellation of the accounts receivable of ICMOSA described in Section 1.4(b)(xvi), as determined by Purchaser based on the information used to prepare the Closing Balance Sheet and (ii) "INTERCOMPANY PAYABLE AMOUNT" shall mean the aggregate dollar amount of all accounts payable of ICMOSA to UniMark and FoodsSub immediately prior to the Closing, as determined by Purchaser based on the information used to prepare the Closing Balance Sheet.

            (d)   Notwithstanding anything to the contrary contained in this
Section 9.3, if the Adjusted Liability Amount is less than U.S.$3,600,000, or if Purchaser elects to waive its right to require payment from UniMark under this
Section 9.3, then Purchaser shall not be required to deliver a copy of the Closing Balance Sheet to UniMark and shall not be required to arrange to have the Closing Balance Sheet audited. Without limiting the generality of anything contained in Section 10.4, in addition to any rights of setoff or other rights that Purchaser may have at common law or otherwise, Purchaser shall have the right to withhold and deduct any sum that may be owed to Purchaser under this Section 9.3 from any amount otherwise payable (under Section 1.1(b), under Section 1.2(b) or otherwise) by Purchaser to UniMark or any affiliate of UniMark. The withholding and deduction of any such sum shall operate for all purposes as a complete discharge (to the extent of such sum) of the obligation to pay the amount from which such sum was withheld and deducted.

      9.4 CONFIDENTIALITY. UniMark and FoodsSub shall ensure that, prior to, on and at all times after the Closing Date: (a) no press release or other publicity concerning any of the Contemplated Transactions is issued or otherwise disseminated by or on behalf of UniMark or FoodsSub without Purchaser's prior review and written consent; and (b) UniMark, FoodsSub and their Representatives keep strictly confidential, and neither UniMark nor FoodsSub, nor any Representative of UniMark or FoodsSub, uses or discloses to any other Person, any non-public document or other information (including any information obtained by UniMark pursuant to Section 9.6) that relates directly or indirectly to any of the Specified Assets or to the business of ICMOSA, Purchaser or any affiliate of Purchaser.

      9.5 FURTHER ACTIONS. From and after the Closing Date, UniMark, ICMOSA, FoodsSub, Rafael Vaquero, Eduardo Vaquero, Ruben Conchas, David Ziegler and Jakes Jordaan shall cooperate with Purchaser and Purchaser's affiliates and Representatives, and shall execute and deliver such documents and take such other actions as Purchaser may reasonably request, for the purpose of evidencing the Contemplated Transactions, putting Purchaser and the Designated Affiliate in possession and control of the ICMOSA Shares and putting Purchaser in control of the Specified Assets. Without limiting the generality of the foregoing, from and after the Closing Date, UniMark and FoodsSub shall promptly remit to Purchaser any funds that are received by UniMark or FoodsSub and that are included in, or that represent payment of receivables included in, the Specified Assets or any of the assets of ICMOSA. UniMark, FoodsSub, Rafael Vaquero, Eduardo Vaquero, Ruben Conchas, David Ziegler and Jakes Jordaan: (a) hereby irrevocably authorize Purchaser, at all times on and after the Closing Date, to endorse in the name of UniMark or FoodsSub any check or other instrument that is made payable to UniMark or FoodsSub and that represents funds included in, or that represents the payment of any receivable included in, the Specified Assets or any of the assets of ICMOSA; and (b) hereby irrevocably nominate, constitute and appoint Purchaser as the true and lawful attorney-in-fact of UniMark and FoodsSub (with full power of substitution) effective as of the Closing Date, and hereby authorizes Purchaser, in the name of and on behalf of UniMark and FoodsSub, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any Legal Proceeding and to take any other action (on or at any time after the Closing Date) that Purchaser may deem appropriate for the purpose of (i) collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Specified Assets or the ICMOSA Shares or any of the assets of ICMOSA, (ii) defending or compromising any claim or Legal Proceeding relating to any of the Specified Assets or the ICMOSA Shares or any of the assets of ICMOSA or (iii) otherwise carrying out or facilitating any of the Contemplated Transactions. The power of attorney referred to in the preceding sentence is and shall be coupled with an interest and shall be irrevocable, and shall survive the dissolution, winding-up, liquidation or insolvency of UniMark or FoodsSub and the death or insolvency of any of Rafael Vaquero, Eduardo Vaquero, Ruben Conchas, David Ziegler and Jakes Jordaan.

      9.6 ACCESS. Subject to Section 9.4(b), during the 180-day period commencing on the Closing Date, ICMOSA shall provide an accounting representative of UniMark satisfactory to Purchaser with reasonable access, upon reasonable advance notice and during normal business hours, to the accounting records of ICMOSA for the purpose of enabling UniMark to prepare its consolidated financial statements as of and for the quarter ended September 30, 2004. In exercising the access rights provided to UniMark, UniMark shall not interfere in any material respect with the conduct by ICMOSA of its business, and all expenses incurred in connection with the exercise of the access rights provided to UniMark shall be borne and paid exclusively by UniMark.

10. MISCELLANEOUS PROVISIONS.

      10.1 LIMITATION ON LIABILITY. Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 10.2, the liability of UniMark, ICMOSA and FoodsSub to Purchaser under this Agreement (whether under the terms of this Agreement, at common law, in equity or otherwise) shall be limited to the actual amount of the aggregate purchase price received by UniMark and FoodsSub from Purchaser pursuant to Sections 1.1(b) and 1.2(b) (plus all interest payable to FoodsSub pursuant to the final sentence of Section 1.2(c)). For purposes of the preceding sentence, any amount withheld or deducted (by way of setoff) by Purchaser under this Agreement shall be deemed received (and, for purposes of clarification, any such amount so withheld or deducted (by way of setoff) by Purchaser under this Agreement shall be counted in determining whether the liability cap referred to in the preceding sentence has been reached).

      10.2 INAPPLICABILITY OF SECTIONS 8.2(b) AND 10.1. Notwithstanding anything to the contrary contained in this Agreement, the limitations set forth in Sections 8.2(b) and 10.1 shall not apply to indemnification obligations, liabilities or claims arising out of or relating to: (a) any inaccuracy in any representation or warranty made by UniMark, ICMOSA or FoodsSub of which David Ziegler or Jakes Jordaan had actual knowledge on or prior to the Closing Date;
(b) any breach of any covenant or obligation by UniMark, ICMOSA or FoodsSub of which David Ziegler or Jakes Jordaan had actual knowledge on or prior to the Closing Date; (c) any breach of any covenant or obligation of UniMark or FoodsSub set forth in Section 9; or (d) any Liability of UniMark or FoodsSub or any failure on the part of UniMark or FoodsSub to perform or discharge any of its Liabilities (other than any Liabilities to Purchaser under this Agreement arising from any inaccuracy in any representation or warranty made by UniMark, ICMOSA or FoodsSub or any breach of any covenant by UniMark, ICMOSA or FoodsSub, which are addressed above).

      10.3  JOINT AND SEVERAL LIABILITY OF UNIMARK, ICMOSA AND FOODSSUB:

            (a) Subject to Section 10.3(b), UniMark, ICMOSA and FoodsSub jointly and severally agree that they shall be jointly and severally liable for the due and timely compliance with and performance of each of their covenants and obligations set forth in this Agreement; provided, however, that from and after the Closing Date, ICMOSA shall cease to be jointly and severally or otherwise liable for the compliance with or performance of any covenant or obligation of UniMark or FoodsSub.

            (b) Each of UniMark and FoodsSub waives, and acknowledges and agrees that it shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against ICMOSA in connection with any indemnification obligation or any other Liability to which UniMark or FoodsSub may become subject under any of the Transactional Agreements or otherwise in connection with any of the Contemplated Transactions.

      10.4  SETOFF.

            (a) In addition to any rights of setoff or other rights that Purchaser may have at common law or otherwise, and subject to Section 8.3(b), Purchaser shall have the right to withhold and deduct any sum that may be owed to Purchaser (under Section 8.2(a), under Section 9.3 or otherwise) from any amount otherwise payable (under Section 1.1(b), under Section 1.2(b) or otherwise) by Purchaser or any affiliate of Purchaser to UniMark or any affiliate of UniMark. The withholding and deduction of any such sum shall operate for all purposes as a complete discharge (to the extent of such sum) of the obligation to pay the amount from which such sum was withheld and deducted.

            (b) Purchaser shall be entitled to deduct and withhold from any amount payable by Purchaser pursuant to any of the Transactional Agreements such amounts as may be required to be deducted or withheld therefrom under any provision of any state, local or foreign Tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

      10.5 FURTHER ASSURANCES. Each of UniMark, ICMOSA and FoodsSub shall execute and cause to be delivered to Purchaser such instruments and other documents, and shall take such other actions, as Purchaser may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Contemplated Transactions.

      10.6 FEES AND EXPENSES. Except as set forth in Section 7.3, UniMark and FoodsSub shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to counsel for ICMOSA and all audit and accounting fees payable to ICMOSA's outside accountants) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of UniMark, ICMOSA or FoodsSub in connection with: (i) the negotiation, preparation and review of any term sheet or similar document relating to any of the Contemplated Transactions; (ii) the investigation and review conducted by Purchaser and its

Representatives with respect to ICMOSA's business (and the furnishing of information to Purchaser and its Representatives in connection with such investigation and review); (iii) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with any of the Contemplated Transactions; (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the Contemplated Transactions, and the obtaining of any Consent required to be obtained in connection with any of the Contemplated Transactions; and (v) the consummation and performance of the Contemplated Transactions;. Under no circumstances shall ICMOSA be permitted to bear or pay any such fees, costs and expenses. Notwithstanding anything to the contrary contained in this Section 10.6, UniMark shall not be required to bear and pay any fees for accounting services that are rendered after the Closing by Mancera Ernst & Young at the request of Purchaser.

      10.7 ATTORNEYS' FEES. If any legal action relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

      10.8 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto):

            if to UniMark:

                  The UniMark Group, Inc.
                  UniMark House
                  124 McMakin Road
                  Bartonville, Texas 76226
                  Attention:  Jakes Jordaan
                  Facsimile: (817) 491-1272

            if to FoodsSub:

                  UniMark Foods, Inc.
                  c/o The UniMark Group, Inc.
                  UniMark House
                  124 McMakin Road
                  Bartonville, Texas 76226
                  Attention: Jakes Jordaan
                  Facsimile: (817) 491-1272

            if to ICMOSA before the Closing:

                  Industrias Citricolas de Montemorelos, S.A. de C.V.

                  c/o The UniMark Group, Inc.
                  UniMark House
                  124 McMakin Road
                  Bartonville, Texas 76226
                  Attention: Jakes Jordaan
                  Facsimile: (817) 491-1272

            if to ICMOSA after the Closing:

                  Industrias Citricolas de Montemorelos, S.A. de C.V. c/o Del Monte Corporation
                  One Market @ The Landmark
                  San Francisco, California 94105
                  Attention: James Potter, General Counsel
                             Isobel Jones, Associate General Counsel
                  Facsimile: (415) 247-3263

            if to Rafael Vaquero:

                  c/o Industrias Citricolas de Montemorelos, S.A. de C.V. Carr. Gral. Teran km1 APDO. 67
                  Montemorelos, N.L. MEXICO C.P. 67500

            if to Eduardo Vaquero:

                  c/o Industrias Citricolas de Montemorelos, S.A. de C.V. Carr. Gral. Teran km1 APDO. 67
                  Montemorelos, N.L. MEXICO C.P. 67500

            if to Ruben Conchas:

                  c/o Industrias Citricolas de Montemorelos, S.A. de C.V. Carr. Gral. Teran km1 APDO. 67
                  Montemorelos, N.L. MEXICO C.P. 67500

            if to David Ziegler:

                  c/o The UniMark Group, Inc.
                  UniMark House
                  124 McMakin Road
                  Bartonville, Texas 76226
                  Facsimile: (817) 491-1272

            if to Jakes Jordaan:

                  c/o The UniMark Group, Inc.
                  UniMark House
                  124 McMakin Road

                  Bartonville, Texas 76226
                  Facsimile: (817) 491-1272

            if to Purchaser:

                  Del Monte Corporation
                  One Market @ The Landmark
                  San Francisco, California 94105
                  Attention: James Potter, General Counsel
                             Isobel Jones, Associate General Counsel
                  Facsimile: (415) 247-3263

      10.9 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

      10.10 HEADINGS. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

      10.11 COUNTERPARTS; EXCHANGES BY FACSIMILE. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

      10.12 GOVERNING LAW; VENUE.

            (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

            (b) Any controversy, dispute or claim arising out of, or relating to, this Agreement or the breach or alleged breach hereof, or affecting this Agreement in any way, shall be adjudicated by binding arbitration administered by the American Arbitration Association ("AAA") in accordance with its International Arbitration Rules then in effect (the "IAR"). Any such arbitration shall be conducted in Delaware by one arbitrator to be mutually selected by Purchaser and UniMark in accordance with the IAR, and the language of the arbitration shall be English. If Purchaser and UniMark fail to mutually select an arbitrator within 15 business days after any such controversy, dispute or claim is submitted to arbitration, then the arbitrator shall be selected by AAA in accordance with the IAR. The parties will participate in the arbitration in good faith and will share equally in its costs. Each party will bear its own attorneys' fees relating to the arbitration unless the arbitrator decides otherwise. By further agreement of the parties or direction of the arbitrator, proceedings that, in the judgment of the arbitrator, are not dependent on the credibility of a testifying witness may be held other than in person, such as via telephone conference. The parties agree to use commercially reasonable efforts to cause the arbitration hearing to be conducted within 120 days after the appointment of the arbitrator, and to use commercially reasonable efforts to cause the decision of the arbitrator to be furnished within 15 days after the conclusion of the arbitration hearing. The final decision of the arbitrator shall be furnished to the parties to this Agreement in writing and shall constitute a conclusive determination of the issues in question, binding upon the parties. If judicial enforcement or review of such arbitrator's award is sought by any party, judgment may be entered upon such award in any court of competent jurisdiction. The provisions of this section may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, relating to the enforcement proceedings to be paid by the party against whom enforcement is ordered.

            (c) Each party to this Agreement agrees that the provisions of this
Section 10.12 shall not apply to resolution of any controversy, dispute or claim arising out of, or relating to, any Transactional Agreement other than this Agreement.

      10.13 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon:
UniMark, ICMOSA, FoodsSub and their successors and assigns (if any); Rafael Vaquero, Eduardo Vaquero, Ruben Conchas, David Ziegler and Jakes Jordaan and their respective heirs, estates, personal representatives, successors and assigns (if any); and Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: ICMOSA, UniMark and FoodsSub; Purchaser; the other Indemnitees (subject to Section 8.6); and the respective successors and assigns (if any) of the foregoing. None of ICMOSA (at any time prior to the Closing), UniMark or FoodsSub may assign or delegate any of its rights or obligations under this Agreement, in whole or in part, to any other Person, and any attempted assignment or delegation of any of such rights or obligations shall be void and of no force or effect. Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 8), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

      10.14 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). Each of UniMark, ICMOSA and FoodsSub agrees that: (a) in the event of any breach or threatened breach by UniMark, ICMOSA or FoodsSub of any covenant, obligation or other provision set forth in this Agreement, Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (ii) an injunction restraining such breach or threatened breach; and (b) neither Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Legal Proceeding.

      10.15 WAIVER.

            (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      10.16 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Purchaser and UniMark.

      10.17 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree (a) that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases from such term or provision or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision and (b) that this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

      10.18 PARTIES IN INTEREST. Except for the provisions of Section 8, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

      10.19 ENTIRE AGREEMENT. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

      10.20 CONSTRUCTION.

            (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

      The parties hereto have caused this Agreement to be executed and delivered as of August 30, 2004.

                                     THE UNIMARK GROUP, INC.,
                                     a Texas corporation

                                     By: /s/ Jakes Jordaan
                                        ----------------------------------------

                                     UNIMARK FOODS, INC.,
                                     a Texas corporation

                                     By: /s/ Jakes Jordaan
                                        ----------------------------------------

                                     INDUSTRIAS CITRICOLAS DE
                                     MONTEMORELOS, S.A. DE C.V.,
                                     a corporation organized under the laws of the United Mexican States

                                     By: /s/ Rafael Vaquero
                                        ----------------------------------------

                                     /s/ Rafael Vaquero
                                     -------------------------------------------
                                     RAFAEL VAQUERO

                                     /s/ Eduardo Vaquero
                                     -------------------------------------------
                                     EDUARDO VAQUERO

                                     /s/ Ruben Conchas
                                     -------------------------------------------
                                     RUBEN CONCHAS

                                     /s/ David Ziegler
                                     -------------------------------------------
                                     DAVID ZIEGLER

                                     /s/ Jakes Jordaan
                                     -------------------------------------------
                                     JAKES JORDAAN

                                     DEL MONTE CORPORATION,
                                     a Delaware corporation

                                     By: /s/ Thomas E. Gibbons
                                        ----------------------------------------

                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

      For purposes of the Agreement (including this Exhibit A):

      ACQUISITION INQUIRY. "Acquisition Inquiry" shall mean any inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Purchaser) that could reasonably be expected to lead to an Acquisition Proposal.

      ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal made or submitted by Purchaser) contemplating or otherwise relating to any Acquisition Transaction.

      ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction or series of transactions involving, directly or indirectly: (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction (i) in which ICMOSA or FoodsSub is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 5% of the outstanding securities of any class of voting securities of ICMOSA or FoodsSub or (iii) in which ICMOSA or FoodsSub issues securities representing more than 5% of the outstanding securities of any class of its voting securities; or (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 5% or more of the consolidated net revenues, net income or assets of ICMOSA or FoodsSub. Without limiting the generality of the foregoing, any transaction or series of transactions resulting in or involving a change in control of UniMark will be deemed to be an "Acquisition Transaction," unless such transaction expressly includes and contemplates, and is in no way inconsistent with, the sale of the ICMOSA Shares owned by UniMark and the Specified Assets to Purchaser in accordance with the Agreement.

      CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

      CONTEMPLATED TRANSACTIONS. "Contemplated Transactions" shall mean (a) the execution, delivery and performance of the respective Transactional Agreements and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the sale of the ICMOSA Shares to Purchaser and the Designated Affiliate in accordance with the Agreement; (ii) the sale of the Specified Assets to Purchaser in accordance with the Agreement; (iii) the performance by UniMark, ICMOSA, FoodsSub, Rafael Vaquero, Eduardo Vaquero, Ruben Conchas, David Ziegler, Jakes Jordaan and Purchaser of their respective covenants and obligations under the Transactional Agreements and the exercise by UniMark, ICMOSA, FoodsSub and Purchaser of their respective rights under the Transactional Agreements; (iv) the extinguishment of ICMOSA's indebtedness to the Mexican Banks at or immediately following the Closing and the release by the Mexican Banks of their security interests in and other Liens on the assets of ICMOSA; and (v) the conveyance of the IHMSA Facility and related assets by IHMSA to ICMOSA at or immediately following the Closing, and the release by Union de Credito de Allende of its security interests in and other Liens on the IHMSA Facility and related assets.

      CONTRACT. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

      DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

      DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Purchaser on behalf of UniMark, ICMOSA and FoodsSub, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

      ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, adverse claim, proxy, option, right of first refusal, preemptive right, community property interest, legend or restriction of any nature (including any restriction on the voting or transfer of any security and any restriction on the receipt of any dividend or other payment receivable by the owner of any security, but excluding any restriction imposed under applicable securities laws).

      ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

      EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      FOODSSUB CONTRACT. "FoodsSub Contract" shall mean any Contract: (a) to which FoodsSub is a party; (b) by which FoodsSub or any of its assets is or may become bound or under which FoodsSub has, or may become subject to, any obligation; or (c) under which FoodsSub has or may acquire any right or interest.

      GAAP. "GAAP" shall mean generally accepted accounting principles.

      GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, concession, allocation, award, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been or may in the future be issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

      GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

      HAZARDOUS MATERIAL. "Hazardous Material" shall include: (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl;
(b) any waste, gas or other substance or material that is explosive or radioactive; (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" or similar substance, chemical or material as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement; (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and
(e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)," "(b)," "(c)" or "(d)" above.

      ICMOSA ASSOCIATE. "ICMOSA Associate" shall mean any current or former employee, independent contractor or director of ICMOSA.

      ICMOSA CONTRACT. "ICMOSA Contract" shall mean any Contract: (a) to which ICMOSA is a party; (b) by which ICMOSA or any of its assets is or may become bound or under which ICMOSA has, or may become subject to, any obligation; or
(c) under which ICMOSA has or may acquire any right or interest.

      ICMOSA EMPLOYEE AGREEMENT. "ICMOSA Employee Agreement" shall mean any management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between ICMOSA and any ICMOSA Associate, other than any such Contract with an ICMOSA Associate that is terminable "at will" without any obligation on the part of ICMOSA to make any payments or provide any benefits in connection with such termination or otherwise.

      ICMOSA EMPLOYEE PLAN. "ICMOSA Employee Plan" shall mean any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, vacation pay, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise and whether funded or unfunded, including each plan, program, policy, practice, Contract or other arrangement that is or has been maintained, contributed to or required to be contributed to by ICMOSA for the benefit of any ICMOSA Associate, or with respect to which ICMOSA has or may have any liability or obligation; provided, however, that an ICMOSA Employee Agreement shall not be considered an ICMOSA Employee Plan.

      IHMSA. "IHMSA" shall mean Industrias Horticolas Montemorelos, S.A de C.V.

      IHMSA FACILITY. "IHMSA Facility" shall mean the property leased to ICMOSA by IHMSA under that certain Lease Agreement dated July 10, 2001.

      INDEMNITEES. "Indemnitees" shall mean the following Persons: (a) Purchaser; (b) Purchaser's current and future affiliates (including ICMOSA); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)," "(b)" and "(c)" above; provided, however, that (i) ICMOSA shall not be entitled to exercise any rights as an Indemnitee prior to the Closing, and (ii) none of UniMark, FoodsSub, Rafael Vaquero, Eduardo Vaquero, Ruben Conchas, David Ziegler and Jakes Jordaan shall be deemed to be an "Indemnitee."

      INTELLECTUAL PROPERTY. "Intellectual Property" shall mean trademarks (registered and unregistered), service marks (registered and unregistered), brand names, product names, logos, slogans, trade dress, proprietary assets and other intellectual property and any rights to any of the foregoing.

      IRS. "IRS" shall mean the United States Internal Revenue Service.

      LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

      LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

      LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with U.S. GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

      LIEN. "Lien" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, right of possession, lease, tenancy, license, encroachment, option, right of first refusal, community property interest, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

      MATERIAL ADVERSE EFFECT. "Material Adverse Effect" shall mean any effect, change, claim, event or circumstance that, considered together with all other effects, changes, claims, events or circumstances, is or could reasonably be expected to be or to become materially adverse to, or has or could reasonably be expected to have or result in a material adverse effect on, (a) the business, condition (financial or otherwise), capitalization, assets (tangible or intangible), Intellectual Property, liabilities (contingent or otherwise), relationships, operations, financial performance or prospects of ICMOSA or FoodsSub, (b) the ability of UniMark, ICMOSA or FoodsSub to consummate any of the Contemplated Transactions or to perform any of its obligations under any of the Transactional Agreements or (c) Purchaser's right or ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to any of the ICMOSA Shares or to hold, transfer, operate or otherwise exercise ownership rights with respect to any of the Specified Assets.

      MEXICAN BANKS. "Mexican Banks" shall mean Banorte and Banco Nacional de Comercia Exterior, National Banking Corporation.

      ORDER. "Order" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is, has been or may in the future be issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body that is, has been or may in the future be entered into in connection with any Legal Proceeding.

      ORDINARY COURSE OF BUSINESS. An action taken by or on behalf an Entity shall not be deemed to have been taken in the "Ordinary Course of Business" unless: (a) such action is recurring in nature, is consistent with the past practices of such Entity and is taken in the ordinary course of the normal day-to-day operations of such Entity; (b) such action is taken in accordance with sound and prudent business practices; (c) such action is not required to be authorized by the shareholders, board of directors or any committee of the board of directors of such Entity; and (d) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Entities that are engaged in businesses similar to the business conducted by such Entity.

      PERSON. "Person" shall mean any individual, Entity or Governmental Body.

      PRE-CLOSING PERIOD. "Pre-Closing Period" shall mean the period commencing as of the date of the Agreement and ending on the Closing Date.

      RELATED PARTY. Each of the following shall be deemed to be a "Related Party": (a) UniMark and each of its Subsidiaries (other than ICMOSA), officers, directors and other affiliates; (b) each individual who is, or who has at any time been, an officer or director of ICMOSA; (c) each member of the family of each of the individuals referred to in clauses "(a)" and "(b)" above; and (d) any other Entity in which any one of the individuals referred to in clauses "(a)," "(b)" and "(c)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

      REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

      SEC. "SEC" shall mean the United States Securities and Exchange Commission

      SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

      SUBSIDIARY. An Entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity.

      TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body or (b) payable pursuant to any tax-sharing agreement or similar Contract.

      TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

      TRANSACTIONAL AGREEMENTS. "Transactional Agreements" shall mean: (a) the Agreement; (b) the Noncompetition Agreements; (c) the Closing Certificate; (d) the bills of sale, assignments, Release Agreements and other agreements and instruments referred to in Section 1.4(b); (e) each Contract evidencing or otherwise relating to the extinguishment of ICMOSA's indebtedness to the Mexican Banks or the release by the Mexican Banks of any Liens with respect to assets of ICMOSA; and (f) each Contract evidencing or otherwise relating to the transfer of the IHMSA Facility and related assets to ICMOSA or the release by Union de Credito de Allende of any Liens with respect to the assets of ICMOSA.